EXHIBIT 4.2

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                          CARMAX AUTO RECEIVABLES LLC,
                                   as Seller,

                         CARMAX AUTO SUPERSTORES, INC.,
                                  as Servicer,

                                       and

                         CARMAX AUTO OWNER TRUST 1999-1


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                          SALE AND SERVICING AGREEMENT
                        Dated as of September [__], 1999


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                               TABLE OF CONTENTS

                                                                            Page
                                    ARTICLE I
                                   DEFINITIONS

SECTION 1.1  Definitions.......................................................1
SECTION 1.2  Other Definitional Provisions....................................18


                                   ARTICLE II
                                 TRUST PROPERTY

SECTION 2.1  Conveyance of Trust Property.....................................19
SECTION 2.2  Representations and Warranties of the Seller
                as to the Contracts...........................................20
SECTION 2.3  Repurchase by Seller upon Breach.................................24
SECTION 2.4  Custody of Contract Files........................................25
SECTION 2.5  Duties of Servicer as Custodian..................................26
SECTION 2.6  Instructions; Authority to Act...................................27
SECTION 2.7  Custodian's Indemnification......................................27
SECTION 2.8  Effective Period and Termination.................................27


                                   ARTICLE III
       ADMINISTRATION AND SERVICING OF CONTRACTS AND OTHER TRUST PROPERTY

SECTION 3.1  Duties of Servicer...............................................28
SECTION 3.2  Collection and Allocation of Contract Payments...................29
SECTION 3.3  Realization upon Contracts.......................................30
SECTION 3.4  Physical Damage Insurance........................................30
SECTION 3.5  Maintenance of Security Interests in Financed Vehicles...........30
SECTION 3.6  Amendment of Contract Terms......................................30
SECTION 3.7  Purchase by Servicer upon Breach.................................31
SECTION 3.8  Servicing Compensation...........................................31
SECTION 3.9  Servicer's Certificate...........................................31
SECTION 3.10 Annual Statement as to Compliance; Notice of
                           Event of Servicing Termination.....................32
SECTION 3.11 Annual Independent Certified Public Accountants'
                           Reports............................................33
SECTION 3.12 Access to Certain Documentation and Information
                           Regarding Contracts................................33
SECTION 3.13 Reports to the Commission........................................34
SECTION 3.14 Reports to Rating Agencies.......................................34

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                                   ARTICLE IV
DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO NOTEHOLDERS AND CERTIFICATEHOLDERS

SECTION 4.1  Accounts.........................................................34
SECTION 4.2  Collections......................................................36
SECTION 4.3  Application of Collections.......................................36
SECTION 4.4  [RESERVED].......................................................37
SECTION 4.5  Additional Deposits..............................................37
SECTION 4.6  Determination Date Calculations; Application
                           of Total Available Funds...........................37
SECTION 4.7  Reserve Account..................................................40
SECTION 4.8  Net Deposits.....................................................41
SECTION 4.9  Statements to Noteholders and
                           Certificateholders.................................42
SECTION 4.10 Control of Securities............................................43
SECTION 4.11 Policy Matters...................................................43


                                    ARTICLE V
                                   [RESERVED]


                                   ARTICLE VI
                                   THE SELLER

SECTION 6.1  Representations and Warranties of Seller.........................44
SECTION 6.2  Liability of Seller; Indemnities.................................46
SECTION 6.3  Merger or Consolidation of, or Assumption of
                           the Obligations of, Seller.........................47
SECTION 6.4  Limitation on Liability of Seller and Others.....................48
SECTION 6.5  Seller May Own Notes or Certificates.............................49


                                   ARTICLE VII
                                  THE SERVICER

SECTION 7.1  Representations and Warranties of Servicer.......................49
SECTION 7.2  Liability of Servicer; Indemnities...............................51
SECTION 7.3  Merger or Consolidation of, or Assumption of
                           the Obligations of, Servicer.......................52
SECTION 7.4  Limitation on Liability of Servicer and Others...................53
SECTION 7.5  Servicer Not to Resign...........................................53
SECTION 7.6  Servicer May Own Notes or Certificates...........................54

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                                  ARTICLE VIII
                              SERVICING TERMINATION

SECTION 8.1  Events of Servicing Termination..................................54
SECTION 8.2  Indenture Trustee to Act; Appointment of
                           Successor Servicer.................................57
SECTION 8.3  Effect of Servicing Transfer.....................................57
SECTION 8.4  Notification to Noteholders and
                           Certificateholders.................................58
SECTION 8.5  Waiver of Past Events of Servicing Termination...................58


                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1  Optional Purchase of All Contracts...............................59


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

SECTION 10.1  Amendment.......................................................60
SECTION 10.2  Protection of Title to Trust....................................62
SECTION 10.3  Governing Law...................................................64
SECTION 10.4  Notices.........................................................64
SECTION 10.5  Severability of Provisions......................................65
SECTION 10.6  Assignment......................................................65
SECTION 10.7  Further Assurances..............................................65
SECTION 10.8  No Waiver; Cumulative Remedies..................................65
SECTION 10.9  Third-Party Beneficiaries.......................................65
SECTION 10.10 Actions by Noteholder or Certificateholders.....................66
SECTION 10.11 Counterparts....................................................66
SECTION 10.12 Agent for Service...............................................66
SECTION 10.13 No Bankruptcy Petition..........................................66
SECTION 10.14 Limitation of Liability of Owner Trustee
                           and Indenture Trustee..............................67

                                    SCHEDULES

SCHEDULE 1        Schedule of Initial Contracts
SCHEDULE 2        Location of Contract Files


                                    EXHIBITS

EXHIBIT A         Form of Servicer's Certificate
EXHIBIT B         Form of Statement to Noteholders
EXHIBIT C         Form of Statement to Certificateholders
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                  SALE AND SERVICING AGREEMENT, dated as of September [__], 1999
(as amended, supplemented or otherwise modified and in effect from time to time, this "Agreement"), by and among CARMAX AUTO OWNER TRUST 1999-1, a Delaware business trust (the "Trust"), CARMAX AUTO RECEIVABLES LLC, a Virginia limited liability company (the "Seller"), and CARMAX AUTO SUPERSTORES, INC., a Virginia corporation (the "Servicer").

                  WHEREAS, the Trust desires to purchase certain motor vehicle retail installment sale contracts originated by CarMax Auto Superstores, Inc. in the ordinary course of business and sold to the Seller as of the date hereof;

                  WHEREAS, the Seller is willing to sell such contracts to the Trust as of the date hereof; and

                  WHEREAS, CarMax Auto Superstores, Inc. is willing to service such contracts on behalf of the Trust;

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.1. Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, whenever capitalized shall have the following meanings:

                  "Additional Certificate Interest" shall mean, for any Payment Date, the sum of (i) all accrued but unpaid Monthly Certificate Interest for previous Payment Dates plus (ii) to the extent permitted by law, interest on such accrued but unpaid Monthly Certificate Interest at the Certificate Rate.

                  "Additional Note Interest" shall mean, for any Payment Date and any class of Notes, the sum of (i) all accrued but unpaid Monthly Note Interest for previous Payment Dates for such class plus (ii) to the extent permitted by law, interest on such accrued but unpaid Monthly Note Interest at the Note Rate applicable to such class.

                  "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.
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                  "Amount Financed" shall mean, with respect to any Contract, the aggregate amount advanced under such Contract toward the purchase price of the Financed Vehicle and any related costs.

                  "Applicable Tax State" shall mean, as of any date of determination,(i) any state in which the Owner Trustee maintains the Corporate Trust Office, (ii) any state in which the Owner Trustee maintains its principal executive offices and (iii) any state in which the Servicer regularly conducts servicing and collection activities(other than purely ministerial activities) with respect to a material portion of the Contracts.

                  "APR" shall mean, with respect to any Contract, the annual percentage rate of interest stated in such Contract.

                  "Authorized Officer" shall mean any officer within the Corporate Trust Office of the Indenture Trustee, including any vice president, assistant vice president, secretary, assistant secretary, financial services officer or any other officer of the Indenture Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

                  "Available Funds" shall mean, for any Payment Date, (i) all Obligor payments received with respect to the Contracts during the preceding Collection Period, (ii) all Liquidation Proceeds received with respect to the Contracts during the preceding Collection Period, (iii) all interest earned on funds on deposit in the Collection Account during the preceding Collection Period, (iv) the Purchase Amount for all Contracts that became Purchased Contracts during the preceding Collection Period and (v) all prepayments received with respect to the Contracts during the preceding Collection Period attributable to any refunded item included in the Amount Financed (including amounts received as a result of rebates of extended warranty contract costs and insurance premiums and proceeds received under physical damage, credit life and credit disability insurance policies); provided, however, that Available Funds for any Payment Date shall not include any payments or other amounts (including Liquidation Proceeds) received with respect to any Purchased Contract the Purchase Amount for which was included in Available Funds for a previous Payment Date.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in New York, New York, Wilmington, Delaware or Richmond, Virginia are authorized or obligated by law, executive order or governmental decree to remain closed.

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                  "CarMax" shall mean CarMax Auto Superstores, Inc., a Virginia corporation, and its successors and assigns.

                  "Certificate" shall have the meaning specified in the Trust Agreement.

                  "Certificate Balance" shall mean, at any time, as the context may require, (i) with respect to all of the Certificates, an amount equal to, initially, the Initial Certificate Balance and, thereafter, an amount equal to the Initial Certificate Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Certificateholders or (ii) with respect to any Certificate, an amount equal to, initially, the initial denomination of such Certificate and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Certificate; provided, however, that in determining whether the Holders of Certificates evidencing the requisite percentage of the Certificate Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Certificates owned by the Trust, any other obligor upon the Certificates, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Certificate Balance (unless such Persons own 100% of the Certificate Balance of the Certificates), except that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, knows to be so owned shall be so disregarded; and, provided further, that Certificates that have been pledged in good faith may be regarded as included in the Certificate Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Certificates and that the pledgee is not the Trust, any other obligor upon the Certificates, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

                  "Certificate Final Payment Date" shall mean the [____________] Payment Date.

                  "Certificate Payment Account" shall mean the account established and maintained as such pursuant to Section 4.1(c).

                  "Certificate Pool Factor" shall mean (i) as of the Closing Date, 1.0000000 and (ii) as of the close of business on the last day of any Collection Period ending after the Closing Date, a seven-digit decimal figure

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equal to the Certificate Balance as of such last day (after giving effect to any reductions of the Certificate Balance to be made on the following Payment Date) divided by the Initial Certificate Balance.

                  "Certificate Rate" shall mean [____]% per annum.

                  "Certificateholder" shall have the meaning specified in the Trust Agreement.

                  "Class A-1 Final Payment Date" shall mean the [____________] Payment Date.

                  "Class A-1 Monthly Interest" shall mean (i) for the initial Payment Date, $[____________], and (ii) for any Payment Date thereafter, the product of (A) the actual number of days elapsed during the period from and including the preceding Payment Date to but excluding such Payment Date divided by 360, (B) the Class A-1 Rate and (C) the outstanding principal balance of the Class A-1 Notes as of the preceding Payment Date (after giving effect to all payments of principal made to the Holders of the Class A-1 Notes on or before such preceding Payment Date).

                  "Class A-1 Notes" shall mean the [____]% Class A-1 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $[____________].

                  "Class A-1 Rate" shall mean [____]% per annum.

                  "Class A-2 Final Payment Date" shall mean the [____________] Payment Date.

                  "Class A-2 Monthly Interest" shall mean (i) for the initial Payment Date, $[____________], and (ii) for any Payment Date thereafter, one-twelfth of the product of (A) the Class A-2 Rate and (B) the outstanding principal balance of the Class A-2 Notes as of the preceding Payment Date (after giving effect to all payments of principal made to the Holders of the Class A-2 Notes on or before such preceding Payment Date).

                  "Class A-2 Notes" shall mean the [____]% Class A-2 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $[____________].

                  "Class A-2 Rate" shall mean [____]% per annum.

                  "Class A-3 Final Payment Date" shall mean the [____________] Payment Date.

                  "Class A-3 Monthly Interest" shall mean (i) for the initial Payment Date, $[____________], and (ii) for any Payment Date thereafter,

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one-twelfth of the product of (A) the Class A-3 Rate and (B) the outstanding principal balance of the Class A-3 Notes as of the preceding Payment Date (after giving effect to all payments of principal made to the Holders of the Class A-3 Notes on or before such preceding Payment Date).

                  "Class A-3 Notes" shall mean the [____]% Class A-3 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $[____________].

                  "Class A-3 Rate" shall mean [____]% per annum.

                  "Class A-4 Final Payment Date" shall mean the [____________] Payment Date.

                  "Class A-4 Monthly Interest" shall mean (i) for the initial Payment Date, $[____________], and (ii) for any Payment Date thereafter, one-twelfth of the product of (A) the Class A-4 Rate and (B) the outstanding principal balance of the Class A-4 Notes as of the preceding Payment Date (after giving effect to all payments of principal made to the Holders of the Class A-4 Notes on or before such preceding Payment Date).

                  "Class A-4 Notes" shall mean the [____]% Class A-4 Asset-Backed Notes issued by the Trust pursuant to the Indenture in the initial aggregate principal amount of $[____________].

                  "Class A-4 Rate" shall mean [____]% per annum.

                  "Closing Date" shall mean [____________], 1999.

                  "Collection Account" shall mean the account established and maintained as such pursuant to Section 4.1(a).

                  "Collection Period" shall mean each calendar month during the term of this Agreement or, in the case of the initial Collection Period, the period from but excluding the Cutoff Date to and including the last day of the month [following the month] in which the Cutoff Date occurs.

                  "Commission" shall mean the Securities and Exchange
Commission.

                  "Computer Tape" shall mean any computer tape or compact disk generated by the Seller which provides information relating to the Contracts and which was used by the Seller in selecting the Contracts transferred to the Trust hereunder on the Closing Date.

                  "Contract" shall mean a motor vehicle retail installment sale contract identified on the Contract Schedule (as such contract may be amended, supplemented or otherwise modified and in effect from time to time).

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

                  "Contract File" shall mean, with respect to any Contract, the electronic entries, documents, instruments and writings with respect to such Contract specified in Section 2.4.

                  "Contract Schedule" shall mean the list identifying the Contracts attached as Schedule 1 to this Agreement (which list may be in the form of microfiche or compact disk).

                  "Corporate Trust Office" shall mean, as applicable, (i) the principal office of the Indenture Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at Four Albany Street, New York, New York 10006, Attention: Corporate Trust and Agency Group - Structured Finance, or at such other address as the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee and the Seller, or the principal corporate trust office of any successor Indenture Trustee at the address designated by such successor Indenture Trustee by notice to the Noteholders, the Owner Trustee and the Seller or (ii) the principal office of the Owner Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Agreement is located at One Rodney Square, 1st Floor, 920 King Street, Wilmington, Delaware 19801-7475, Attention: Corporate Trust Department, or at such other address as the Owner Trustee may designate from time to time by notice to the Certificateholders, the Indenture Trustee and the Seller, or the principal corporate trust office of any successor Owner Trustee at the address designated by such successor Owner Trustee by notice to the Certificateholders, the Indenture Trustee and the Seller.

                  "Cutoff Date" shall mean [___________], 1999.

                  "Defaulted Contract" shall mean a Contract as to which (i) any payment, or any part of any payment, due under such Contract has become 120 days or more delinquent (whether or not the Servicer has repossessed the related Financed Vehicle), (ii) the Servicer has repossessed and sold the related Financed Vehicle or (iii) the Servicer has determined in accordance with its customary practices that such Contract is uncollectible; provided, however, that a Contract shall not be classified as a Defaulted Contract until the last Business Day of the Collection Period during which one of the foregoing events first occurs; and, provided further, that a Purchased Contract shall not be deemed to be a Defaulted Contract.

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

                  "Depositor" shall mean the Seller, in its capacity as Depositor under the Trust Agreement.

                  "Determination Date" shall mean the sixth day preceding each Payment Date or, if such sixth day is not a Business Day, the following Business Day, commencing on [____________], 1999.

                  "Eligible Investments" shall mean, on any date of determination, book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form with maturities not exceeding the next Payment Date which evidence:

                       (i) direct obligations of, and obligations fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America;

                      (ii) demand deposits, time deposits, bankers' acceptances or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by federal or state banking or depository institution authorities; provided, however, that, at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a rating from each of the Rating Agencies in the highest investment category granted thereby;

                     (iii) repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause
         (ii) above;

                      (iv) short-term corporate securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof; provided, however, that, at the time of the investment or contractual commitment to invest therein, the short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a

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

         Person other than such corporation) thereof shall have a rating from each of the Rating Agencies in the highest investment category granted thereby;

                       (v) commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies in the highest investment category granted thereby;

                      (vi) guaranteed investment contracts issued by an insurance company or other corporation acceptable to the Rating Agencies;

                     (vii) investments in money market funds having a rating from each of the Rating Agencies in the highest investment category granted thereby (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective Affiliates is investment manager or advisor); and

                    (viii) any other investment with respect to which the Trust or the Servicer has received written notification from the Rating Agencies that the acquisition of such investment will not result in a withdrawal or downgrading of the ratings on any class of Notes or the Certificates.

                  "Eligible Institution" shall mean the corporate trust department of the Indenture Trustee or any other depository institution organized under the laws of the United States of America or any state thereof or the District of Columbia or incorporated under the laws of a foreign jurisdiction with a branch or agency located in the United States of America or any state thereof or the District of Columbia qualified to take deposits and subject to supervision and examination by federal or state banking authorities which at all times has either a long-term unsecured debt rating of at least Baa3 from Moody's or a long-term unsecured debt rating, a short-term unsecured debt rating or a certificate of deposit rating acceptable to the Rating Agencies and whose deposits are insured by the Federal Deposit Insurance Corporation.

                  "Eligible Servicer" shall mean a Person which, at the time of its appointment as Servicer, (i) has a net worth of not less than $50,000,000,
(ii) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans, (iii) is legally qualified, and has the capacity, to service the Contracts, (iv) has demonstrated the ability to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle loans similar to the Contracts professionally and competently in accordance with standards of skill and care that are consistent with prudent industry standards and (v) is qualified and entitled to use pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under this Agreement or obtains rights to use, or develops at its own expense, software which is adequate to perform its duties and responsibilities under this Agreement.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Servicing Termination" shall mean an event specified in Section 8.1.

                  "Final Order" shall mean a final, non-appealable order of a court exercising jurisdiction in an Insolvency Proceeding with respect to the Seller, the Servicer or the Depositor to the effect that all or any portion of any payment made to the Noteholders or the Certificateholders must be returned prior to the Termination Date (as defined in the Policy) as a voidable preference under the United States Bankruptcy Code (11 U.S.C.), as amended from time to time.

                  "Final Payment Date" shall mean, as applicable, the Class A-1 Final Payment Date, the Class A-2 Final Payment Date, the Class A-3 Final Payment Date or the Class A-4 Final Payment Date.

                  "Final Scheduled Maturity Date" shall mean [____________], 200[_].

                  "Financed Vehicle" shall mean a new or used motor vehicle, together with all accessions thereto, securing an Obligor's indebtedness under a Contract.

                  "Fiscal Agent" shall have the meaning specified in the Policy.

                  "Fiscal Year" shall mean the period commencing on March 1 of any year and ending on February 28 (or February 29, if applicable) of the following year.

                  "Holder" shall mean a Noteholder or a Certificateholder, as the case may be.

                  "Indenture" shall mean the Indenture, dated as of September [__], 1999, between the Trust and the Indenture Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Indenture Trustee" shall mean Bankers Trust Company, a New York banking corporation, not in its individual capacity but solely as Indenture

Trustee under the Indenture, its successors in interest and any successor trustee under the Indenture.

                  "Initial Certificate Balance" shall mean, as the context may require, (i) with respect to all of the Certificates, $[____________], or (ii) with respect to any Certificate, an amount equal to the initial denomination of such Certificate.

                  "Initial Note Balance" shall mean, as the context may require,
(i) with respect to all of the Notes, $[____________], or (ii) with respect to any Note, an amount equal to the initial denomination of such Note.

                  "Initial Reserve Account Deposit" shall mean $[____________].

                  "Insolvency Event" shall mean, with respect to any Person, (i) the making by such Person of a general assignment for the benefit of creditors,
(ii) the filing by such Person of a voluntary petition in bankruptcy, (iii) such Person being adjudged a bankrupt or insolvent, or having had entered against such Person an order for relief in any bankruptcy or insolvency proceeding, (iv) the filing by such Person of a petition or answer seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (v) the filing by such Person of an answer or other pleading admitting or failing to contest the material allegations of a petition filed against such Person in any proceeding specified in clause (vii) below, (vi) seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator of such Person or of all or any substantial part of the assets of such Person or (vii) the failure to obtain dismissal within 60 days of the commencement of any proceeding against such Person seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, or the entry of any order appointing a trustee, liquidator or receiver of such Person of all or any substantial portion of the assets of such Person.

                  "Lien" shall mean a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' or materialmen's liens, judicial liens and any liens that may attach to a Financed Vehicle by operation of law.

                  "Liquidation Proceeds" shall mean all amounts received by the Servicer with respect to any Defaulted Contract, net of the sum of (i) any expenses incurred by the Servicer in connection with collection of such Contract and the disposition of the related Financed Vehicle (to the extent determinable by the Servicer and not previously reimbursed) plus (ii) any amounts required by law to be remitted to the related Obligor.

                  "Monthly Certificate Interest" shall mean (i) for the initial Payment Date, $[____________], and (ii) for any Payment Date thereafter, one-twelfth of the product of (A) the Certificate Rate and (B) the Certificate Balance as of the immediately preceding Payment Date (after giving effect to all payments of principal made to the Certificateholders on or before such preceding Payment Date).

                  "Monthly Certificate Principal" shall mean, for any Payment Date on or after which the Notes have been paid in full, the lesser of (i) the Certificate Balance as of the day preceding such Payment Date and (ii) the amount necessary to reduce the Certificate Balance as of the day preceding such Payment Date to the Pool Balance as of the last day of the preceding Collection Period; provided, however, that the Monthly Certificate Principal for the Certificate Final Payment Date shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the amount necessary to reduce the outstanding principal balance of the Certificates to zero.

                  "Monthly Note Interest" shall mean, for any Payment Date, the sum of the Class A-1 Monthly Interest, the Class A-2 Monthly Interest, the Class A-3 Monthly Interest and the Class A-4 Monthly Interest, in each case for such Payment Date.

                  "Monthly Note Principal" shall mean, for any Payment Date, the lesser of (i) the Note Balance as of the day preceding such Payment Date and
(ii) the amount necessary to reduce the sum of the Note Balance plus the Certificate Balance as of the day preceding such Payment Date to the Pool Balance as of the last day of the preceding Collection Period; provided, however, that the Monthly Note Principal for the Final Payment Date for any class of Notes shall equal the greater of (i) the amount otherwise calculated pursuant to this definition and (ii) the amount necessary to reduce the outstanding principal balance of the Notes of such class to zero.

                  "Monthly Remittance Condition" shall have the meaning specified in Section 4.2.

                  "Monthly Servicing Fee" shall mean, for any Collection Period, the fee payable to the Servicer for services rendered during such Collection Period as determined pursuant to Section 3.8.

                  "Moody's" shall mean Moody's Investors Service, Inc., and its successors.

                  "Net Losses" shall mean, with respect to any Collection Period, the excess, if any, of (i) the aggregate Principal Balance of all Contracts that became Defaulted Contracts during such Collection Period over
(ii) the aggregate Liquidation Proceeds received by the Servicer during such Collection Period.

                  "Note Balance" shall mean, at any time, as the context may require, (i) with respect to all of the Notes, an amount equal to, initially, the Initial Note Balance and, thereafter, an amount equal to the Initial Note Balance as reduced from time to time by all amounts allocable to principal previously distributed to the Noteholders or (ii) with respect to any Note, an amount equal to, initially, the initial denomination of such Note and, thereafter, an amount equal to such initial denomination as reduced from time to time by all amounts allocable to principal previously distributed in respect of such Note; provided, however, that in determining whether the Holders of Notes evidencing the requisite percentage of the Note Balance have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any other Transaction Document, Notes owned by the Trust, any other obligor upon the Notes, the Seller, the Servicer or any Affiliate of any of the foregoing Persons shall be disregarded and deemed to be excluded from the Note Balance (unless such Persons own 100% of the Note Balance), except that, in determining whether the Indenture Trustee or the Owner Trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only Notes that a Responsible Officer of the Indenture Trustee or the Owner Trustee, as applicable, knows to be so owned shall be so disregarded; and, provided further, that Notes that have been pledged in good faith may be regarded as included in the Note Balance if the pledgee establishes to the satisfaction of the Indenture Trustee or the Owner Trustee, as applicable, the pledgee's right so to act with respect to such Notes and that the pledgee is not the Trust, any other obligor upon the Notes, the Seller, the Servicer or any Affiliate of any of the foregoing Persons.

                  "Note Payment Account" shall mean the account established and maintained as such pursuant to Section 4.1(b).

                  "Note Pool Factor" shall mean, with respect to any class of Notes, (i) as of the Closing Date, 1.0000000 and (ii) as of the close of business on the last day of any Collection Period ending after the Closing Date, a seven-digit decimal figure equal to the outstanding principal balance of such class as of such last day (after giving effect to any reductions of such outstanding principal balance to be made on the following Payment Date) divided by the original outstanding principal balance of such class.

                  "Note Rate" shall mean, as applicable, the Class A-1 Rate, the Class A-2 Rate, the Class A-3 Rate or the Class A-4 Rate.

                  "Noteholder" shall mean a Person in whose name a Note is registered on the Note Register.

                  "Obligor" shall mean the purchaser or co-purchasers of a Financed Vehicle purchased in whole or in part by the execution and delivery of a Contract or any other Person who owes or may be liable for payments under a Contract.

                  "Officer's Certificate" shall mean a certificate signed by the chairman, the president, any executive vice president, senior vice president, vice president or the treasurer of the Seller or the Servicer, as the case may be, and delivered to the Owner Trustee and the Indenture Trustee.

                  "Opinion of Counsel" shall mean one or more written opinions of counsel who may, except as otherwise expressly provided in this Agreement, be an employee of, or outside counsel to, the Seller or the Servicer and who shall be acceptable to the Indenture Trustee, the Owner Trustee or the Rating Agencies, as applicable.

                  "Owner Trust Estate" shall have the meaning specified in the Trust Agreement.

                  "Owner Trustee" shall mean First Union Trust Company, National Association, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors in interest and any successor trustee under the Trust Agreement.

                  "Payment Date" shall mean the 15th day of each month or, if such 15th day is not a Business Day, the following Business Day, commencing on [____________], 1999.

                  "Person" shall mean a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint stock company, limited liability company, limited liability partnership, trust, unincorporated organization, or government or any agency or political subdivision thereof, or any other entity of whatever nature.

                  "Policy Claim Amount" shall have the meaning specified in
Section 4.6(b)(ii).

                  "Pool Balance" shall mean, as of the last day of any Collection Period, the aggregate Principal Balance of the Contracts as of such last day.

                  "Principal Balance" shall mean, with respect to any Contract as of any date, the Amount Financed under such Contract minus the sum of (i) that portion of all Scheduled Payments actually received on or prior to such date allocable to principal using the Simple Interest Method (to the extent collected) plus (ii) any rebates of extended warranty contract costs or physical damage, credit life or credit disability insurance premiums included in the Amount Financed plus (iii) any full or partial prepayment applied to reduce the unpaid principal balance of such Contract; provided, however, that (i) the Principal Balance of a Defaulted Contract shall be zero as of the last day of the Collection Period during which it became a Defaulted Contract and (ii) the Principal Balance of a Purchased Contract shall be zero as of the date on which the related Purchase Amount is remitted by the Seller or the Servicer.

                  "Purchase Agreement" shall mean the Purchase Agreement, dated as of September [__], 1999, between the Seller and CarMax, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Purchase Amount" shall mean, with respect to any Payment Date and any Contract to be repurchased by the Seller or purchased by the Servicer on such Payment Date, an amount equal to the sum of (i) the Principal Balance of such Contract plus (ii) the amount of accrued but unpaid interest on such Principal Balance at the related APR to but excluding such Payment Date.

                  "Purchased Contract" shall mean a Contract as to which payment of the Purchase Amount has been made by the Seller pursuant to Section 2.3 or the Servicer pursuant to Section 3.7 or 9.1.

                  "Rating Agencies" shall mean Moody's and Standard & Poor's and their respective successors; provided, however, that if no such organization or successor is any longer in existence, Rating Agency shall mean a nationally recognized statistical rating organization or other comparable Person designated by the Trust, notice of which designation shall have been given to the Indenture Trustee, the Owner Trustee and the Servicer.

                  "Rating Agency Condition" shall mean, with respect to any action, that each Rating Agency shall have been given prior notice thereof and shall have notified the Seller, the Servicer, the Owner Trustee and the Indenture Trustee in writing that such action will not result in a reduction or withdrawal of the then current rating of any class of Notes or the Certificates.

                  "Record Date" shall mean, with respect to any Payment Date, the close of business on the Business Day preceding such Payment Date; provided, however, that if Definitive Notes have been issued, Record Date shall mean, with respect to any Payment Date, the last day of the calendar month preceding such Payment Date.

                  "Relevant UCC" shall mean the Uniform Commercial Code as in effect from time to time in any relevant jurisdiction.

                  "Required Payment Amount" shall have, for any Payment Date, the meaning specified for such Payment Date in Section 4.6(a).

                  "Required Rating" shall mean a short-term unsecured debt rating of P-1 by Moody's and A-1+ by Standard & Poor's.

                  "Required Reserve Account Amount" shall mean, for any Payment Date, the greater of (i) $[____________] and (ii) [____]% of the Pool Balance as of the last day of the preceding Collection Period (or, in the case of the first Payment Date, as of the Closing Date); [provided, however, that the Required Reserve Account Amount for any Payment Date on which a Trigger Event (as defined in the Insurance Agreement) has occurred and is continuing shall equal the Policy Amount]; and, provided further, that the Required Reserve Account Amount for any Payment Date shall not exceed the sum of the Note Balance plus the Certificate Balance as of such Payment Date (after giving effect to all payments of principal made to the Noteholders and the Certificateholders on such Payment
Date).

                  "Reserve Account" shall mean the account established and maintained as such pursuant to Section 4.7(a).

                  "Reserve Account Amount" shall mean, for any Payment Date, the amount on deposit in and available for withdrawal from the Reserve Account on such Payment Date (after giving effect to all deposits to and withdrawals from the Reserve Account on the preceding Payment Date, or, in the case of the first Payment Date, the Closing Date), including, without limitation, all interest and other income (net of losses and investment expenses) earned on such amount during the Collection Period during which such preceding Payment Date occurs.

                  "Reserve Account Deficiency" shall have, for any Payment Date, the meaning specified for such Payment Date in Section 4.6(b).

                  "Reserve Account Draw Amount" shall have the meaning specified in Section 4.6(b).

                  "Reserve Account Property" shall have the meaning specified in
Section 4.7(a).

                  "Responsible Officer" shall mean (i) in the case of the Indenture Trustee, any officer within the Corporate Trust Department of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters and (ii) in the case of the Owner Trustee, any officer within the Corporate Trust Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement or this Agreement and also, with respect to a particular matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters.

                  "Scheduled Payment" shall mean, for any Contract, each payment required to be made by the related Obligor in accordance with the terms of such Contract (after giving effect to any deferral of payments pursuant to Section
3.2 or any rescheduling of payments as a result of any Insolvency Event with respect to such Obligor).

                  "Seller" shall mean CarMax Auto Receivables LLC, a Virginia limited liability company, in its capacity as seller of the Contracts under this Agreement, and its successors in such capacity.

                  "Servicer" shall mean CarMax, in its capacity as servicer of the Contracts under this Agreement, and its successors in such capacity.

                  "Servicer's Certificate" shall have the meaning specified in
Section 3.9.

                  "Servicing Officer" shall mean any officer of the Servicer involved in, or responsible for, the administration and servicing of the Contracts whose name appears on a list of servicing officers attached to an Officer's Certificate furnished on the Closing Date to the Owner Trustee and the Indenture Trustee by the Servicer, as such list may be amended from time to time by the Servicer in writing.

                  "Servicing Rate" shall mean 1.00% per annum.

                  "Simple Interest Contract" shall mean any Contract under which each payment is allocated between principal and interest in accordance with the Simple Interest Method.

                  "Simple Interest Method" shall mean the method of allocating a fixed level payment between principal and interest, pursuant to which a portion of such payment is allocated to interest in an amount equal to the product of the APR of the related Contract multiplied by the unpaid Principal Balance of such Contract multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the applicable calendar month and a 365-day year) elapsed since the preceding payment was made and the remainder of such payment is allocated to principal.

                  "Standard & Poor's" shall mean Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors.

                  "Total Available Funds" shall mean, for any Payment Date, the sum of (i) the Available Funds for such Payment Date plus (ii) the Reserve Account Draw Amount, if any, for such Payment Date plus (iii) the Policy Claim Amount, if any, for such Payment Date.

                  "Total Certificate Interest" shall mean, for any Payment Date, the sum of (i) the Monthly Certificate Interest for such Payment Date plus (ii) the Additional Certificate Interest for such Payment Date.

                  "Total Note Interest" shall mean, for any Payment Date and any class of Notes, the sum of (i) the Monthly Note Interest for such Payment Date for such class plus (ii) the Additional Note Interest for such Payment Date for such class.

                  "Total Servicing Fee" shall mean, for any Collection Period, the sum of (i) the Monthly Servicing Fee for such Collection Period plus (ii) all accrued but unpaid Monthly Servicing Fees for previous Collection Periods.

                  "Trust" shall mean the CarMax Auto Owner Trust 1999-1, a Delaware business trust.

                  "Trust Accounts" shall have the meaning specified in Section 4.1(c).

                  "Trust Agreement" shall mean the Trust Agreement, dated as of September [__], 1999, between the Seller and the Owner Trustee, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

                  "Trust Officer" shall mean (i) in the case of the Indenture Trustee, any officer within the Corporate Trust Department of the Indenture Trustee with direct responsibility for the administration of the Indenture and also, with respect to a particular matter, any other officer of the Indenture Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters and (ii) in the case of the Owner Trustee, any officer within the Corporate Trust Department of the

Owner Trustee with direct responsibility for the administration of the Trust Agreement and also, in the case of the Owner Trustee, any officer within the Corporate Trust Department of the Owner Trustee with direct responsibility for the administration of the Trust Agreement or this Agreement and also, with respect to a particular matter, any other officer of the Owner Trustee to whom such matter is referred because of such officer's knowledge of and familiarity with such matter or other similar matters

                  "Trust Property" shall mean, as of any date of determination, the Contracts and other related property sold, transferred, assigned and otherwise conveyed by the Seller to the Trust pursuant to Section 2.1(a).

                  SECTION 1.2.  Other Definitional Provisions.

                  (a) Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Indenture.

                  (b) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

                  (c) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Agreement or in any such certificate or other document are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Agreement or in any such certificate or other document shall control.

                  (d) The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, Section, Schedule and Exhibit references contained in this Agreement are references to Articles, Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified. The term "including" shall mean "including without limitation."

                  (e) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

                  (f) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

                                   ARTICLE II
                                 TRUST PROPERTY

                  SECTION 2.1.  Conveyance of Trust Property.

                  (a) In consideration of the Trust's delivery to, or upon the written order of, the Seller of authenticated Notes and Certificates, in authorized denominations in aggregate principal amounts equal to the Initial Note Balance and the Initial Certificate Balance, respectively, the Seller hereby irrevocably sells, transfers, assigns and otherwise conveys to the Trust, without recourse (subject to the obligations herein), all right, title and interest of the Seller, whether now owned or hereafter acquired, in, to and under the following:

                       (i) the Contracts;

                      (ii) all amounts received on or in respect of the Contracts after the Cutoff Date;

                     (iii) the security interests in the Financed Vehicles;

                      (iv) any proceeds from claims on or refunds of premiums with respect to physical damage, theft, credit life and credit disability insurance policies relating to the Financed Vehicles or the related Obligors;

                       (v)  the Contract Files;

                      (vi) funds on deposit in the Collection Account, the Note Payment Account, the Certificate Payment Account, and the Reserve Account;

                     (vii) rights under the Purchase Agreement to cause CarMax to repurchase contracts affected materially and adversely by breaches of the representations and warranties of CarMax made in the Purchase Agreement;

                    (viii) rights under this Agreement to cause the Servicer to purchase Contracts affected materially and adversely by breaches of the representations and warranties of the Servicer made in this Agreement; and

                      (ix) all present and future claims, demands, causes of action and choses in action in respect of any or all of the foregoing and all payments on or under and all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds, condemnation awards, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property which at any time constitute all or part of or are included in the proceeds of any of the foregoing.

                  (b) The Seller and the Trust intend that the transfer of the Trust Property contemplated by Section 2.1(a) constitute a sale of the Trust Property, conveying good title to the Trust Property, from the Seller to the Trust. If such transfer is deemed to be a pledge to secure the payment of the Notes and the Certificates, however, the Seller hereby grants to the Trust a first priority security interest in all of the Seller's right, title and interest in, to and under the Trust Property, and all proceeds thereof, to secure the payment of the Notes and the Certificates, and in such event, this Agreement shall constitute a security agreement under applicable law.

                  (c) The sale, transfer, assignment and conveyance of the Trust Property made under Section 2.1(a) shall not constitute and is not intended to result in an assumption by the Trust of any obligation of the Seller to the Obligors or any other Person in connection with the Contracts and the other Trust Property or any agreement, document or instrument related thereto.

                  SECTION 2.2. Representations and Warranties of the Seller as to the Contracts. The Seller makes the following representations and warranties as to the Contracts on which the Trust shall be deemed to have relied in accepting the Contracts. The representations and warranties speak as of the execution and delivery of this Agreement, except to the extent otherwise provided, but shall survive the sale, transfer, assignment and conveyance of the Contracts to the Trust pursuant to this Agreement and the pledge of the Contracts to the Indenture Trustee pursuant to the Indenture.

                  (a) Characteristics of Contracts. Each Contract (i) has been originated by CarMax in the ordinary course of business in connection with the sale of a new or used motor vehicle, has been fully and properly executed by the parties thereto and has been purchased by the Seller from CarMax, (ii) has created a valid, binding and enforceable security interest in favor of CarMax in the related Financed Vehicle, which security interest has been validly assigned by CarMax to the Seller, by the Seller to the Trust and by the Trust to the Indenture Trustee, (iii) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security, (iv) provides for level monthly payments that fully amortize the Amount Financed by maturity (except that the period between the date of such Contract and the date of the first Scheduled Payment may be less than or greater than one month and the amount of the first and last Scheduled Payments may be less than or greater than the level payments) and yield interest at the related APR, (v) provides for, in the event that such Contract is prepaid, a prepayment that fully pays the Principal Balance of such Contract with interest at the related APR through the date of payment, (vi) is a retail installment sale contract, (vii) is secured by a new or used motor vehicle, (viii) is a Simple Interest Contract and (ix) relates to an Obligor who has made at least two payments under such Contract as of the Cutoff Date.

                  (b) Contract Schedule. The information set forth in the Contract Schedule was true and correct in all material respects as of the opening of business on the Cutoff Date, and no selection procedures believed to be adverse to the Noteholders and/or the Certificateholders were utilized in selecting the Contracts from those retail installment sale contracts which met the criteria contained herein and in the Purchase Agreement. The information set forth in the compact disk or other listing regarding the Contracts made available to the Trust and its assigns (which compact disk or other listing is required to be delivered as specified herein) is true and correct in all material respects.

                  (c) Compliance with Law. Each Contract and the sale of the related Financed Vehicle complied, at the time such Contract was originated and complies, as of the Closing Date, in all material respects with all requirements of applicable federal, state and local laws, and regulations thereunder, including, without limitation, usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Credit Billing Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B, M and Z, the Soldiers' and Sailors' Civil Relief Act of 1940 and state adaptations of the Uniform Consumer Credit Code.

                  (d) Binding Obligation. Each Contract represents the genuine, legal, valid and binding payment obligation in writing of the related Obligor, enforceable by the holder thereof in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                  (e) No Government Obligor. No Contract is due from the United States of America or any state thereof or from any agency, department or instrumentality of the United States of America or any state thereof.

                  (f) Security Interest in Financed Vehicles. Immediately prior to the transfer of the Contracts by CarMax to the Seller, each Contract was secured by a valid, binding and enforceable first priority perfected security interest in favor of CarMax in the related Financed Vehicle and, at such time as enforcement of such security interest is sought, there shall exist a valid, binding and enforceable first priority perfected security interest in such Financed Vehicle for the benefit of the Seller and the Trust, respectively (subject to any statutory or other lien arising by operation of law after the Closing Date which may be prior to such security interest).

                  (g) Contracts in Force. No Contract has been satisfied, subordinated or rescinded, nor has any Financed Vehicle been released in whole or in part from the Lien granted by the related Contract.

                  (h) No Waiver. No provision of a Contract has been waived in such a manner that such Contract fails to meet all of the representations and warranties made by the Seller in this Section 2.2 with respect thereto.

                  (i) No Defenses. No right of rescission, setoff, counterclaim or defense has been asserted or threatened with respect to any Contract.

                  (j) No Liens. To the best of the Seller's knowledge, no liens or claims have been filed for work, labor or materials relating to any Financed Vehicle that are prior to, or equal or coordinate with, the security interest in such Financed Vehicle created by the related Contract.

                  (k) No Default; Repossession. No default, breach, violation or event permitting acceleration under the terms of any Contract has occurred, no continuing condition that with notice or the lapse of time or both would constitute a default, breach, violation or event permitting acceleration under the terms of any Contract has arisen and no Financed Vehicle has been repossessed as of the Cutoff Date.

                  (l) Title. The Seller intends that the transfer of the Contracts contemplated by Section 2.1(a) constitute a sale of the Contracts from the Seller to the Trust and that the beneficial interest in, and title to, the Contracts not be part of the Seller's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. The Seller has not sold, transferred, assigned or pledged any Contract to any Person other than the Trust. Immediately prior to the transfer of the Contracts contemplated by Section 2.1(a), the Seller had good and marketable title to the Contracts free and clear of all Liens, encumbrances, security interests and rights of others and, immediately upon such transfer, the Trust shall have good and marketable title to the Contracts, free and clear of all Liens, encumbrances, security interests and rights of others. The transfer of the Contracts contemplated by Section 2.1(a) has been perfected by all necessary action under the Relevant UCC.

                  (m) Valid Assignment. No Contract has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, assignment and conveyance of such Contract under this Agreement or the pledge of such Contract under the Indenture is unlawful, void or voidable. The Seller has not entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of the Contracts.

                  (n) All Filings Made. All filings (including, without limitation, filings under the Relevant UCC) necessary in any jurisdiction to give the Trust a first priority perfected security interest in the Contracts and to give the Indenture Trustee a first priority perfected security interest in the Contracts have been made or will be made on or prior to the Closing Date.

                  (o) Chattel Paper. Each Contract constitutes "chattel paper" as defined in the Relevant UCC.

                  (p) One Original. There is only one original executed copy of each Contract.

                  (q) Principal Balance. Each Contract had an original Principal Balance of not more than $50,000 and a remaining Principal Balance as of the Cutoff Date of not less than $500.

                  (r) No Bankrupt Obligors. As of the Cutoff Date, no Contract was due from an Obligor that was the subject of a proceeding under the Bankruptcy Code of the United States or was bankrupt.

                  (s) New and Used Vehicles. As of the Cutoff Date, approximately [__]% of the Pool Balance related to Contracts secured by new Financed Vehicles and approximately [__]% of the Pool Balance related to Contracts secured by used Financed Vehicles.

                  (t) Origination. Each Contract was originated after [___________], 19[__].

                  (u) Term to Maturity. Each Contract had an original term to maturity of not more than 72 months and not less than 12 months and a remaining term to maturity as of the Cutoff Date of not more than 70 months and not less than three months.

                  (v) Weighted Average Maturity. The weighted average remaining term to maturity of the Contracts as of the Cutoff Date was [____] months.

                  (w) Annual Percentage Rate. Each Contract has an APR of at least 5% and not more than 25%.

                  (x) Location of Contract Files. The Contract Files are maintained at the location listed in Schedule 2 to this Agreement.

                  (y) Simple Interest Method. All payments with respect to the Contracts have been allocated consistently in accordance with the Simple Interest Method.

                  (z) No Delinquent Contracts. As of the Cutoff Date, no Contract was 31 or more days past due.

             (aa) Prospectus Data. The tabular and numerical data contained in the Prospectus (as defined in the Purchase Agreement) relating to the characteristics of the Contracts is true and correct in all material respects.

             (bb) Insurance. CarMax, in accordance with its customary procedures, has determined whether or not each Obligor has obtained physical damage insurance (which insurance shall not be force placed insurance) covering the related Financed Vehicle.

                  SECTION 2.3. Repurchase by Seller upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement, the Indenture Trustee and CarMax promptly, in writing, upon the discovery of any breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2. If such breach or failure shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth (30th) day after the date on which the Seller becomes aware of, or receives written notice from the Servicer or the Owner Trustee of, such breach or failure, and such breach or failure materially and adversely affects the interest of the Trust in a Contract, the Seller shall repurchase such Contract from the Trust on the Payment Date immediately following such Collection Period. In consideration of the repurchase of a Contract hereunder, the Seller shall remit the Purchase Amount of such Contract in the manner specified in Section 4.5. The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders with respect to a breach or failure to be true of the representations and warranties made by the Seller pursuant to Section 2.2 shall be to require the Seller to repurchase Contracts pursuant to this Section 2.3 and to enforce the obligation of CarMax to repurchase Contracts pursuant to the Purchase Agreement. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the repurchase of any Contract pursuant to this Section
2.3 or the eligibility of any Contract for purposes of this Agreement.

                  SECTION 2.4. Custody of Contract Files. To assure uniform quality in servicing the Contracts and to reduce administrative costs, the Trust, upon the execution and delivery of this Agreement, hereby revocably appoints the Servicer as its agent, and the Servicer hereby accepts such appointment, to act as custodian on behalf of the Trust and the Indenture Trustee of the following documents or instruments, which are hereby constructively delivered to the Indenture Trustee, as pledgee of the Trust pursuant to the Indenture with respect to each Contract (collectively, a "Contract File"):

                       (i) the original, executed copy of such Contract;

                      (ii) the original credit application with respect to such Contract fully executed by the related Obligor or a photocopy thereof or a record thereof on a computer file or disc or on microfiche;

                     (iii) the original certificate of title for the related Financed Vehicle or such other documents that the Servicer or CarMax shall keep on file, in accordance with its customary practices and procedures, evidencing the security interest of CarMax in such Financed Vehicle;

                      (iv) documents evidencing the commitment of the related Obligor to maintain physical damage insurance covering the related Financed Vehicle; and

                       (v) any and all other documents (including any computer file or disc or microfiche) that the Servicer or the Seller shall keep on file, in accordance with its customary practices and procedures, relating to such Contract, the related Obligor or the related Financed Vehicle.

                  On the Closing Date, the Servicer shall deliver an Officer's Certificate to the Trust and the Indenture Trustee confirming that the Servicer has received, on behalf of the Trust and the Indenture Trustee, all the documents and instruments necessary for the Servicer to act as the agent of the Trust and the Indenture Trustee for the purposes set forth in this Section 2.4, including the documents referred to herein, and the Trust, the Owner Trustee and the Indenture Trustee are hereby authorized to rely on such Officer's Certificate.

                  SECTION 2.5.  Duties of Servicer as Custodian.

                  (a) Safekeeping. The Servicer, in its capacity as custodian, shall hold the Contract Files for the benefit of the Trust and the Indenture Trustee and maintain such accurate and complete accounts, records and computer systems pertaining to each Contract File as shall enable the Servicer and the Trust to comply with the terms and provisions of this Agreement and the Indenture Trustee to comply with the terms and conditions of the Indenture. In performing its duties as custodian, the Servicer shall act with reasonable care, using that degree of skill and attention that the Servicer exercises with respect to the files relating to comparable motor vehicle retail installment sale contracts that the Servicer services for itself or others. The Servicer shall conduct, or cause to be conducted, in accordance with its customary practices and procedures, periodic audits of the Contract Files held by it under this Agreement, and of the related accounts, records and computer systems, in such a manner as shall enable the Trust or the Indenture Trustee to verify the accuracy of the Servicer's record keeping. The Servicer shall promptly report to the Owner Trustee and the Indenture Trustee any failure on its part to hold the Contract Files and maintain its accounts, records and computer systems as herein provided and promptly take appropriate action to remedy any such failure. Nothing herein shall be deemed to require an initial review or any periodic review by the Trust, the Owner Trustee or the Indenture Trustee of the Contract Files, and none of the Trust, the Owner Trustee or the Indenture Trustee shall be liable or responsible for any action or failure to act by the Servicer in its capacity as custodian hereunder.

                  (b) Maintenance of and Access to Records. The Servicer shall maintain each Contract File at the location listed in Schedule 2 to this Agreement or at such other location as shall be specified to the Trust, the Insurer and the Indenture Trustee by written notice not later than ninety (90) days after any change in location. The Servicer shall make available to the Trust and the Indenture Trustee, or its duly authorized representatives, attorneys or auditors, a list of locations of the Contract Files, the Contract Files, and the related accounts, records, and computer systems maintained by the Servicer, at such times as the Trust or the Indenture Trustee shall instruct.

                  (c) Release of Documents. As soon as practicable after receiving written instructions from the Indenture Trustee, the Servicer shall release any document in the Contract Files to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place as the Indenture Trustee may reasonably designate.

                  (d) Title to Contracts. The Servicer shall not at any time have or in any way attempt to assert any interest in any Contract held by it as custodian hereunder or in the related Contract File other than for collecting or enforcing such Contract for the benefit of the Trust. The entire equitable interest in such Contract and the related Contract File shall at all times be vested in the Trust.

                  SECTION 2.6. Instructions; Authority to Act. The Servicer shall be deemed to have received proper instructions with respect to the Contract Files upon its receipt of written instructions signed by an Authorized Officer. A certified copy of excerpts of authorizing resolutions of the Board of Directors of the Indenture Trustee shall constitute conclusive evidence of the authority of any such Authorized Officer to act and shall be considered in full force and effect until receipt by the Servicer of written notice to the contrary given by the Indenture Trustee.

                  SECTION 2.7. Custodian's Indemnification. The Servicer, in its capacity as custodian, shall indemnify and hold harmless the Trust, the Owner Trustee and the Indenture Trustee and each of their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, compensatory damages, payments, costs or expenses (including legal fees if any) of any kind whatsoever that may be imposed on, incurred or asserted against the Trust, the Owner Trustee or the Indenture Trustee or any of their respective officers, directors, employees and agents as the result of any act or omission by the Servicer relating to the maintenance and custody of the Contract Files; provided, however, that the Servicer shall not be liable hereunder to the Owner Trustee to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of the

Owner Trustee and shall not be liable hereunder to the Indenture Trustee to the extent that such liabilities, obligations, losses, compensatory damages, payments, costs or expenses result from the willful misfeasance, bad faith or negligence of the Indenture Trustee.

                  SECTION 2.8. Effective Period and Termination. The Servicer's appointment as custodian shall become effective as of the Cutoff Date and shall continue in full force and effect until terminated pursuant to this Section 2.8. If the Servicer shall resign as Servicer under Section 7.5, or if all of the rights and obligations of the Servicer shall have been terminated under Section 8.1, the appointment of the Servicer as custodian hereunder may be terminated by the Trust, with the consent of the Indenture Trustee and the Insurer, or by the Holders of Notes evidencing not less than 25% of the Note Balance or, with the consent of the Holders of Notes evidencing not less than 25% of the Note Balance, by the Owner Trustee or by the Holders of Certificates evidencing not less than 25% of the Certificate Balance, in the same manner as the Indenture Trustee or such Holders may terminate the rights and obligations of the Servicer under Section 8.1. As soon as practicable after any termination of such appointment, the Servicer shall deliver, or cause to be delivered, the Contract Files and the related accounts and records maintained by the Servicer to the Indenture Trustee, the Indenture Trustee's agent or the Indenture Trustee's designee, as the case may be, at such place as the Indenture Trustee may reasonably designate.


                                   ARTICLE III
                  ADMINISTRATION AND SERVICING OF CONTRACTS AND
                              OTHER TRUST PROPERTY

                  SECTION 3.1. Duties of Servicer. The Servicer shall administer the Contracts with reasonable care. The Servicer's duties shall include, but not be limited to, the collection and posting of all payments, responding to inquiries by Obligors on the Contracts, or by federal, state or local governmental authorities, investigating delinquencies, reporting tax information to Obligors, furnishing monthly and annual statements to the Owner Trustee and the Indenture Trustee with respect to distributions and providing collection and repossession services in the event of Obligor default. In performing its duties as Servicer hereunder, the Servicer shall exercise that degree of skill and attention that the Servicer exercises with respect to all comparable motor vehicle retail installment sale contracts that it services for itself or others. Subject to the foregoing and to Section 3.2, the Servicer shall follow its customary standards, policies, practices and procedures in performing its duties hereunder as Servicer. Without limiting the generality of the foregoing, the

Servicer is hereby authorized and empowered to execute and deliver, on behalf of itself, the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders, the Noteholders or any one or more of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Contracts or the Financed Vehicles, all in accordance with this Agreement; provided, however, that, notwithstanding the foregoing, the Servicer shall not, except pursuant to an order from a court of competent jurisdiction, release an Obligor from payment of any unpaid amount under any Contract or waive the right to collect the unpaid balance (including accrued interest) of any Contract from the related Obligor, except in connection with a de minimis deficiency which the Servicer would not attempt to collect in accordance with its customary procedures, in which event the Servicer shall indemnify the Trust for such deficiency. If the Servicer shall commence a legal proceeding to enforce a Contract, the Owner Trustee shall thereupon be deemed to have automatically assigned such Contract to the Servicer, which assignment shall be solely for purposes of collection. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Contract on the ground that it shall not be a real party in interest or a holder entitled to enforce such Contract, the Owner Trustee shall, at the Servicer's expense and direction, take steps to enforce such Contract, including bringing suit in its name or the names of the Indenture Trustee, the Certificateholders, the Noteholders or any of them. The Owner Trustee shall execute and deliver to the Servicer any powers of attorney and other documents as shall be prepared by the Servicer and reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. The Servicer, at its expense, shall obtain on behalf of the Trust or the Owner Trustee all licenses, if any, required by the laws of any jurisdiction to be held by the Trust or the Owner Trustee in connection with ownership of the Contracts and shall make all filings and pay all fees as may be required in connection therewith during the term hereof.

                  SECTION 3.2. Collection and Allocation of Contract Payments. The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Contracts as and when the same shall become due and otherwise act with respect to the Contracts and the other Trust Property in such manner as will, in the reasonable judgment of the Servicer, maximize the amount to be received by the Trust with respect thereto and in accordance with the standard of care required by Section 3.1. The Servicer shall allocate collections on or in respect of the Contracts between principal and interest in accordance with the customary servicing practices and procedures it follows with respect to all comparable motor vehicle retail installment sale contracts that it services for itself or others. The Servicer shall not increase or decrease the number or amount of any Scheduled Payment, the Amount Financed under any Contract or the APR of any Contract, or extend, rewrite or otherwise modify the payment terms of any Contract; provided, however, that the Servicer may extend the due date for one or more payments due on any Contract for credit-related reasons that would be acceptable to the Servicer with respect to comparable motor vehicle retail installment sale contracts that it services for itself or others and in accordance with its customary standards, policies, practices and procedures if the cumulative extensions with respect to any Contract shall not cause the term of such Contract to extend beyond the Final Scheduled Maturity Date. If the Servicer fails to comply with the provisions of the preceding sentence, the Servicer shall be required to purchase each Contract affected thereby for the related Purchase Amount, in the manner specified in
Section 3.7, as of the close of the Collection Period during which such failure occurs. The Servicer may, in its discretion (but only in accordance with its customary standards, policies, practices and procedures), waive any late payment charge or any other fee that may be collected in the ordinary course of servicing a Contract.

                  SECTION 3.3. Realization upon Contracts. The Servicer shall use reasonable efforts on behalf of the Trust, in accordance with the standard of care required under Section 3.1, to repossess or otherwise convert the ownership of each Financed Vehicle securing a Defaulted Contract. In taking such action, the Servicer shall follow such customary practices and procedures as it shall deem necessary or advisable in its servicing of comparable motor vehicle retail installment sale contracts and as are otherwise consistent with the standard of care required under Section 3.1. The Servicer shall be entitled to recover all reasonable expenses incurred by it in the course of repossessing and liquidating a Financed Vehicle into cash proceeds, but only out of the cash proceeds of such Financed Vehicle and any deficiency obtained from the related Obligor. If a Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion that such repair and/or repossession will increase the Liquidation Proceeds received with respect to the related Contract.

                  SECTION 3.4. Physical Damage Insurance. The Servicer shall follow its customary practices and procedures to determine whether or not each Obligor shall have maintained physical damage insurance covering the related Financed Vehicle.

                  SECTION 3.5. Maintenance of Security Interests in Financed Vehicles. The Servicer shall take such steps, in accordance with the standard of care required under Section 3.1, as are necessary to maintain perfection of the security interest created by each Contract in the related Financed Vehicle. The Trust hereby authorizes the Servicer, and the Servicer hereby agrees, to take such steps as are necessary to re-perfect such security interest on behalf of the Trust and the Indenture Trustee in the event the Servicer receives notice of, or otherwise has actual knowledge of, the fact that such security interest is not perfected as a result of the relocation of a Financed Vehicle or for any other reason. The Servicer shall not release, in whole or in part, any security interest in a Financed Vehicle created by the related Contract except as permitted herein or in accordance with its customary standards, policies, practices and procedures.

                  SECTION 3.6. Amendment of Contract Terms. The Servicer shall not impair in any material respect the rights of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders in the Contracts or, except as permitted under Section 3.2, otherwise amend or alter the terms of the Contracts if, as a result of such amendment or alteration, the interests of the Trust, the Owner Trustee, the Indenture Trustee, the Certificateholders or the Noteholders hereunder would be materially adversely affected.

                  SECTION 3.7. Purchase by Servicer upon Breach. The Seller, the Servicer or the Owner Trustee, as the case may be, shall inform the other parties to this Agreement and the Indenture Trustee promptly, in writing, upon the discovery of any breach of Section 3.2, 3.5 or 3.6. If such breach shall not have been cured by the close of business on the last day of the Collection Period which includes the thirtieth (30th) day after the date on which the Servicer becomes aware of, or receives written notice from the Seller or the Owner Trustee of, such breach, and such breach materially and adversely affects the interest of the Trust in a Contract, the Servicer shall purchase such Contract from the Trust on the Payment Date following such Collection Period; provided, however, that, with respect to a breach of Section 3.2, the Servicer shall purchase the affected Contract from the Trust at the end of the Collection Period in which such breach occurs. In consideration of the purchase of a Contract hereunder, the Servicer shall remit the Purchase Amount of such Contract in the manner specified in Section 4.5. The sole remedy of the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders with respect to a breach of Section 3.2, 3.5 or 3.6 shall be to require the Servicer to purchase Contracts pursuant to this Section 3.7. Neither the Owner Trustee nor the Indenture Trustee shall have any duty to conduct an affirmative investigation as to the occurrence of any condition requiring the purchase of any Contract pursuant to this Section 3.7.

                  SECTION 3.8. Servicing Compensation. The Servicer shall receive the Monthly Servicing Fee for servicing the Contracts. The Monthly Servicing Fee for any Collection Period shall equal the product of one-twelfth

(1/12) of the Servicing Rate and the Pool Balance as of the last day of the preceding Collection Period. The Servicer shall pay all expenses incurred by it in connection with its activities hereunder (including fees and expenses of the Owner Trustee and the Indenture Trustee (and any custodian appointed by the Owner Trustee and the Indenture Trustee) and independent accountants, taxes imposed on the Servicer and expenses incurred in connection with distributions and reports to the Certificateholders and the Noteholders), except expenses incurred in connection with realizing upon Contracts under Section 3.3.

                  SECTION 3.9. Servicer's Certificate. On or before the Determination Date immediately preceding each Payment Date, the Servicer shall deliver to the Owner Trustee, each Paying Agent, the Insurer, the Indenture Trustee and the Seller, with a copy to the Rating Agencies, a certificate of a Servicing Officer substantially in the form of Exhibit A to this Agreement (a "Servicer's Certificate") and attached to a Servicer's report containing all information necessary to make the transfers and distributions pursuant to Sections 4.5, 4.6 and 4.7, together with the written statements to be furnished by the Owner Trustee to the Certificateholders pursuant to Section 4.9 and by the Indenture Trustee to the Noteholders pursuant to Section 4.9 and pursuant to
Section 6.6 of the Indenture. The Servicer shall separately identify (by account number) in a written notice to the Owner Trustee, the Insurer and the Indenture Trustee the Contracts to be repurchased by the Seller or to be purchased by the Servicer, as the case may be, on the related Payment Date, and, upon request of one of the foregoing parties, each Contract which became a Defaulted Contract during the related Collection Period. The Servicer shall deliver to the Rating Agencies any information, to the extent it is available to the Servicer, that the Rating Agencies reasonably request in order to monitor the Trust.

                  SECTION 3.10. Annual Statement as to Compliance; Notice of Event of Servicing Termination.

                  (a) On or before May 31 of each year (commencing with the year
2000), the Servicer shall deliver to the Owner Trustee, the Insurer and the Indenture Trustee an Officer's Certificate stating, as to the officer signing such Officer's Certificate, that:

                           (i) a review of the activities of the Servicer during the preceding Fiscal Year (or, in the case of the Officer's Certificate to be delivered in the year 2000, during the period beginning on the Closing Date and ending on February 29, 2000) and of its performance under this Agreement has been made under such officer's supervision; and

                  (ii) to the best of such officer's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such Fiscal Year (or, in the case of the Officer's Certificate to be delivered in the year 2000, such period) or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

                  A copy of such certificate may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office. Upon the telephone request of the Owner Trustee, the Indenture Trustee shall promptly furnish the Owner Trustee a list of Noteholders as of the date specified by the Owner Trustee.

                  (b) The Servicer shall deliver to the Owner Trustee, the Insurer, the Indenture Trustee and the Rating Agencies, promptly after having obtained knowledge thereof, but in no event later than five (5) Business Days thereafter, an Officer's Certificate specifying any event which constitutes or, with the giving of notice or lapse of time or both, would become an Event of Servicing Termination.

                  SECTION 3.11. Annual Independent Certified Public Accountants' Reports. On or before May 31 of each year (commencing with the year 2000), the Servicer shall cause a firm of independent certified public accountants (who may also render other services to the Servicer, the Seller or CarMax) to deliver to the Owner Trustee and the Indenture Trustee a report addressed to the Board of Directors of the Servicer with respect to the preceding Fiscal Year (or, in the case of the report to be delivered in the year 2000, with respect to the period beginning on the Closing Date and ending on December 31, 1999) to the effect that (i) such firm has audited the financial statements of the Servicer and issued its report thereon, (ii) such firm has audited the reports delivered by the Servicer pursuant to Section 3.9 and the records relating to the servicing of the Contracts and the distributions on the Notes and the Certificates under this Agreement, (iii) such audit was made in accordance with generally accepted auditing standards and (iv) except as described in the report, such audit disclosed no exceptions or errors in the records relating to motor vehicle loans serviced for others. Such report shall also indicate that the firm is independent with respect to the Seller and the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants. A copy of such report may be obtained by any Certificateholder by a request in writing to the Owner Trustee, or by any Noteholder or Person certifying that it is a Note Owner by a request in writing to the Indenture Trustee, in either case addressed to the applicable Corporate Trust Office.

                  SECTION 3.12. Access to Certain Documentation and Information Regarding Contracts. The Servicer shall provide the Certificateholders, the Indenture Trustee, the Insurer and the Noteholders with access to the Contract Files in the cases where the Certificateholders, the Indenture Trustee, the Insurer or the Noteholders shall be required by applicable statutes or regulations to have access to such documentation. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Servicer. Nothing in this Section 3.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 3.12. Each Certificateholder or Noteholder, by its acceptance of a Certificate or Note, as the case may be, and the Insurer shall be deemed to have agreed to keep any information obtained by it pursuant to this Section 3.12 confidential, except as may be required by applicable law.

                  SECTION 3.13. Reports to the Commission. The Servicer shall, on behalf of the Trust, cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. The Seller shall, at its expense, cooperate in any reasonable request made by the Servicer in connection with such filings.

                  SECTION 3.14. Reports to Rating Agencies. The Servicer shall deliver to each Rating Agency, at such address as such Rating Agency may request, a copy of all reports or notices furnished or delivered pursuant to this Article III and a copy of any amendments, supplements or modifications to this Agreement and any other information reasonably requested by such Rating Agency to monitor this transaction.


                                   ARTICLE IV
            DISTRIBUTIONS; RESERVE ACCOUNT; STATEMENTS TO NOTEHOLDERS
                             AND CERTIFICATEHOLDERS

                  SECTION 4.1.  Accounts.

                  (a) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee a segregated trust account designated as the Collection Account) (the "Collection Account"). The Collection Account shall be held in trust for the benefit of the Insurer, the Noteholders and the Certificateholders. The Collection Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Collection Account in accordance with this Agreement, the Indenture and the Trust Agreement. All monies deposited from time to time in the Collection Account pursuant to this Agreement shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement. All deposits to and withdrawals from the Collection Account shall be made only upon the terms and conditions of the Transaction Documents.

                  If the Servicer is required to remit collections on a daily basis pursuant to the first sentence of Section 4.2, all amounts held in the Collection Account shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Collection Account in Eligible Investments that mature not later than the Business Day preceding the Payment Date following the Collection Period to which such amounts relate. All such Eligible Investments shall be held to maturity. If the Collection Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Collection Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent). The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Collection Account.

                  (b) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Note Payment Account (the "Note Payment Account"). The Note Payment Account shall be held in trust for the benefit of the Noteholders. The Note Payment Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Note Payment Account in accordance with this Agreement and the Indenture. All monies deposited from time to time in the Note Payment Account pursuant to this Agreement and the Indenture shall be held by the Indenture Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Indenture. The amounts on deposit in the Note Payment Account shall not be invested. If the Note Payment Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Note Payment Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent). The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Note Payment Account.

                  (c) The Servicer shall establish, on or before the Closing Date, and maintain in the name of the Owner Trustee at an Eligible Institution (which shall initially be the Owner Trustee) a segregated trust account designated as the Certificate Payment Account (the "Certificate Payment Account"). The Certificate Payment Account shall be held in trust for the benefit of the Certificateholders. The Certificate Payment Account shall be under the sole dominion and control of the Owner Trustee; provided, however, that the Servicer may direct the Indenture Trustee in writing to make deposits to the Certificate Payment Account in accordance with this Agreement and the Indenture and may direct the Owner Trustee to make withdrawals from the Certificate Payment Account in accordance with this Agreement and the Trust Agreement. All monies deposited from time to time in the Certificate Payment Account pursuant to this Agreement and the Indenture shall be held by the Owner Trustee as part of the Trust Property and shall be applied as provided in this Agreement and the Trust Agreement. The amounts on deposit in the Certificate Payment Account shall not be invested. If the Certificate Payment Account is no longer to be maintained at the Owner Trustee, the Servicer shall, with the Owner Trustee's assistance as necessary, cause the Certificate Payment Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent). The Servicer shall promptly notify the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Certificate Payment Account.

                  SECTION 4.2. Collections. The Servicer shall remit to the Collection Account all amounts received by the Servicer on or in respect of the Contracts (including Liquidation Proceeds but excluding payments with respect to Purchased Contracts) as soon as practicable and in no event after the close of business on the second Business day after such receipt; provided, however, that for so long as (i) CarMax is the Servicer, (ii) no Event of Servicing Termination shall have occurred and be continuing and (iii) (A) the short-term unsecured debt of CarMax shall be rated at least P-1 by Moody's and at least A-1 by Standard & Poor's or (B) the Rating Agency Condition shall have been satisfied and the written consent of the Insurer shall have been obtained (each, a "Monthly Remittance Condition"), the Servicer may remit any such amounts received during any Collection Period to the Collection Account in immediately available funds on the Business Day preceding the Payment Date following such Collection Period. The Owner Trustee and the Indenture Trustee shall not be deemed to have knowledge of any event or circumstance under clause (ii) or (iii) of the definition of Monthly Remittance Condition that would require daily remittance by the Servicer to the Collection Account unless the Owner Trustee or the Indenture Trustee, as applicable, has received notice of such event or circumstance from the Seller or the Servicer in an Officer's Certificate or written notice from the Insurer, if no Insurer Default shall have occurred and be continuing, the Holders of Notes evidencing not less than 25% of the Note Balance or from the Holders of Certificates evidencing not less than 25% of the Certificate Balance or a Responsible Officer of the Owner Trustee or the Indenture Trustee, as applicable, has actual knowledge of such event or circumstance.

                  SECTION 4.3. Application of Collections. For purposes of this Agreement, all amounts received on or in respect of a Contract during any Collection Period (including Liquidation Proceeds but excluding payments with respect to Purchased Contracts) shall be applied by the Servicer, as of the last day of such Collection Period, to interest and principal on such Contract in accordance with the Simple Interest Method.

                  SECTION 4.4.  [RESERVED].

                  SECTION 4.5. Additional Deposits. The Seller and the Servicer shall deposit or cause to be deposited in the Collection Account the aggregate Purchase Amount with respect to Purchased Contracts pursuant to Section 2.3, 3.7 or 9.1. All such deposits with respect to a Collection Period shall be made in immediately available funds no later than 5:00 p.m., New York City time, on the Business Day preceding the Payment Date following such Collection Period.

                  SECTION 4.6. Determination Date Calculations; Application of Total Available Funds.

                  (a) On each Determination Date, the Servicer shall calculate the following amounts:

                       (i) the Available Funds for the following Payment Date;

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                      (ii) the Total Servicing Fee for the preceding Collection
     Period;

                     (iii) the Total Note Interest for each class of Notes for the following Payment Date;

                      (iv) the Total Certificate Interest for the following Payment Date;

                       (v) the Monthly Note Principal for the following Payment Date;

                      (vi) the Monthly Certificate Principal for the following Payment Date;

                     (vii) the Insurance Premium for the following Payment Date plus any overdue Insurance Premiums for previous Payment Dates;

                    (viii) the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement plus accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement plus any other amounts due the Insurer under the Insurance Agreement and the Policy;

                      (ix) the sum of the amounts described in clauses (ii) through (vi) above (the "Required Payment Amount"); and

                       (x) the sum of the amounts described in clauses (vii) and
    (viii) above (the "Insurance Payment Amount").

                  (b) On each Determination Date, the Servicer shall calculate the following amounts:

                           (i) the lesser of (A) the amount, if any, by which the sum of the Required Payment Amount plus the Insurance Payment
    Amount for the following Payment Date exceeds the Available Funds for such Payment Date and (B) the Reserve Account Amount for such Payment Date (before giving effect to any deposits to or withdrawals from the Reserve Account on such Payment Date) (such lesser amount, the "Reserve Account Draw Amount");

                 (ii) the amount, if any, by which the Required Payment Amount for the following Payment Date exceeds the sum of the Available Funds for such Payment Date plus the Reserve Account Draw Amount for such Payment Date (such excess, the "Policy Claim Amount");

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

                     (iii) the Reserve Account Amount for the following Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date); and

                      (iv) the amount, if any, by which the Required Reserve Account Amount for the following Payment Date exceeds the Reserve Account Amount for such Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date) (such excess, the "Reserve Account Deficiency").

                  On each Payment Date, the Servicer shall instruct the Indenture Trustee to transfer the Reserve Account Draw Amount, if any, for such Payment Date from the Reserve Account to the Collection Account.

                  (c) If the Servicer determines on any Determination Date that the Available Funds for the following Payment Date and the Reserve Account Draw Amount for such Payment Date will be insufficient to pay in full the Required Payment Amount for such Payment Date, the Servicer shall deliver to the Indenture Trustee, with a copy to the Insurer, the Owner Trustee and the Fiscal Agent, no later than 2:00 p.m., New York City time, on such Determination Date, a written notice specifying the Policy Claim Amount for such Payment Date. The Indenture Trustee shall, no later than 12:00 p.m., New York City time, on the fourth Business Day prior to such Payment Date, make a claim under the Policy for such Policy Claim Amount by delivering to the Insurer and the Fiscal Agent, with a copy to the Servicer, a Notice for Payment (as defined in the Policy) for such Policy Claim Amount. In making any such claim, the Indenture Trustee shall comply with all the terms and conditions of the Policy. The Indenture Trustee shall, upon receipt, deposit such Policy Claim Amount in the Collection Account.

                  (d) On each Payment Date, the Servicer shall instruct the Indenture Trustee to apply the Total Available Funds for such Payment Date to make the following payments and deposits in the following order of priority:

                       (i) to the Servicer, the Total Servicing Fee for the preceding Collection Period;

                      (ii) to the Note Payment Account, the Total Note Interest for such Payment Date;

                     (iii) if the Notes have not been declared immediately due and payable, to the Certificate Payment Account, the Total Certificate Interest for such Payment Date;

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

                      (iv) to the Note Payment Account, the Monthly Note Principal for such Payment Date; provided, however, that if the Notes have been declared immediately due and payable following the occurrence of an Event of Default (as defined in the Indenture), the amount to be deposited in the Note Payment Account pursuant to this clause (iv) shall equal the lesser of the amount of Total Available Funds available to be applied on such Payment Date pursuant to this clause (iv) and the outstanding Principal Balance of the Notes;

                       (v) if the Notes have been declared immediately due and payable following the occurrence of an Event of Default (as defined in the Indenture), to the Certificate Payment Account, the Total Certificate Interest for such Payment Date;

                      (vi) to the Certificate Payment Account, the Monthly Certificate Principal for such Payment Date;

                     (vii) to the Insurer, the Insurance Premium for such Payment Date plus any overdue Insurance Premiums for previous Payment Dates;
                    (viii) to the Insurer, the aggregate amount of any unreimbursed payments under the Policy to the extent payable to the Insurer under the Insurance Agreement plus accrued interest on any unreimbursed payments under the Policy at the rate provided in the Insurance Agreement plus any other amounts due the Insurer under the Insurance Agreement and the Policy;

                      (ix) to the Reserve Account, the Reserve Account Deficiency, if any, for such Payment Date; and

                       (x) to the Seller, any remaining amount of Total Available Funds.

                  SECTION 4.7.  Reserve Account.

                  (a) The Seller shall establish, on or before the Closing Date, and maintain in the name of the Indenture Trustee at an Eligible Institution (which shall initially be the Indenture Trustee) a segregated trust account designated as the Reserve Account (the "Reserve Account"). The Reserve Account shall be held in trust for the benefit of the Noteholders, the Certificateholders and the Insurer. The Reserve Account shall be under the sole dominion and control of the Indenture Trustee; provided, however, that the Servicer may make deposits to and direct the Indenture Trustee in writing to make withdrawals from the Reserve Account in accordance with this Agreement and the Indenture. On the Closing Date, the Seller shall deposit the Initial Reserve

Account Deposit into the Reserve Account from the net proceeds of the sale of the Notes. The Reserve Account and all amounts, securities, investments, financial assets and other property deposited in or credited to the Reserve Account (the "Reserve Account Property") has been conveyed by the Seller to the Trust pursuant to Section 2.1(a). Pursuant to the Indenture, the Trust will pledge all of its right, title and interest in, to and under the Reserve Account and the Reserve Account Property to the Insurer and to the Indenture Trustee on behalf of the Noteholders to secure its obligations under the Notes and the Indenture.

                  (b) The Reserve Account Property shall, to the extent permitted by applicable law, rules and regulations, be invested, as directed in writing by the Servicer, by the bank or trust company then maintaining the Reserve Account in Eligible Investments that mature not later than the Business Day preceding the next Payment Date. All such Eligible Investments shall be held to maturity. All interest and other income (net of losses and investment expenses) on funds on deposit in the Reserve Account shall, at the written direction of the Servicer, be paid to the Seller on any Payment Date to the extent that funds on deposit therein, as certified by the Servicer, exceed the Required Reserve Account Amount. If the Reserve Account is no longer to be maintained at the Indenture Trustee, the Servicer shall, with the Indenture Trustee's assistance as necessary, cause the Reserve Account to be moved to an Eligible Institution within ten (10) Business Days (or such longer period not to exceed thirty (30) calendar days as to which each Rating Agency may consent). The Servicer shall promptly notify the Insurer, the Indenture Trustee and the Owner Trustee of any change in the account number or location of the Reserve Account.

                  (c) With respect to any Reserve Account Property:

                       (i) any Reserve Account Property that is a "financial asset" as defined in Section 8-102(a)(9) of the UCC shall be physically delivered to, or credited to an account in the name of, the Eligible Institution maintaining the Reserve Account, in accordance with such institution's customary procedures such that such institution establishes a "securities entitlement" in favor of the Indenture Trustee with respect thereto;

                      (ii) any Reserve Account Property that is held in deposit accounts shall be held solely in the name of the Indenture Trustee at one or more depository institutions having the Required Rating and each such deposit account shall be subject to the exclusive custody and control of the Indenture Trustee and the Indenture Trustee shall have sole signature authority with respect thereto; and

                     (iii) except for any deposit accounts specified in clause
         (ii) above, the Reserve Account shall only be invested in securities or in other assets which the Eligible Institution maintaining the Reserve Account agrees to treat as "financial assets" as defined in Section 8-102(a)(9) of the UCC.

                  (d) If the Reserve Account Amount for any Payment Date (after giving effect to the withdrawal of the Reserve Account Draw Amount for such Payment Date) exceeds the Required Reserve Account Amount for such Payment Date, the Servicer shall instruct the Indenture Trustee in writing to distribute the amount of such excess to the Seller. The Indenture Trustee and the Owner Trustee hereby release, on each Payment Date, their security interest in, to and under Reserve Account Property distributed to the Seller.

                  (e) If the Note Balance and the Certificate Balance, and all other amounts owing or to be distributed hereunder or under the Indenture or the Trust Agreement to the Noteholders, the Certificateholders or the Insurer, have been paid in full and the Trust has been terminated, any remaining Reserve Account Property shall be distributed to the Seller.

                  SECTION 4.8. Net Deposits. As an administrative convenience, unless the Servicer is required to remit collections on a daily basis pursuant to the first sentence of Section 4.2, the Seller and the Servicer may make any remittance pursuant to this Article IV with respect to a Collection Period net of distributions to be made to the Seller or the Servicer with respect to such Collection Period; provided, however, that such obligations shall remain separate obligations, no party shall have a right of offset and each such party shall account for all of the above described remittances and distributions as if the amounts were deposited and/or transferred separately.

                  SECTION 4.9. Statements to Noteholders and Certificateholders. On or prior to each Payment Date, the Servicer shall provide to the Indenture Trustee (with copies to the Rating Agencies and each Paying Agent), for the Indenture Trustee to forward to each Noteholder of record as of the most recent Record Date and to the Owner Trustee (with copies to the Rating Agencies, the Insurer and each Paying Agent) for the Owner Trustee to forward to each Certificateholder of record as of the most recent Record Date, a statement in substantially the form of Exhibit B to this Agreement or Exhibit C to this Agreement, as applicable. Each such statement shall set forth at least the following information as to the Notes and the Certificates (to the extent applicable) with respect to the distribution to be made on such Payment Date:

                       (i) the amount of such distribution allocable to principal for each class of Notes and for the Certificates;

                      (ii) the amount of such distribution allocable to interest for each class of Notes and for the Certificates;

                     (iii) the Total Servicing Fee for the preceding Collection Period;

                      (iv) the aggregate outstanding principal balance of each class of Notes, the Note Pool Factor with respect to each class of Notes, the Certificate Balance and the Certificate Pool Factor, in each case as of the close of business on the last day of the preceding Collection Period (after giving effect to payments allocated to principal reported under clause (i) above);

                       (v) the Pool Balance as of the close of business on the last day of the preceding Collection Period;

                      (vi) the Reserve Account Amount on such Payment Date (after giving effect to all deposits to or withdrawals from the Reserve Account on such Payment Date);

                     (vii) the aggregate Purchase Amount of Contracts repurchased by the Seller or purchased by the Servicer, if any, with respect to the preceding Collection Period;

                    (viii) the number and aggregate Principal Balance of Contracts that were 31-60 days, 61-90 days or 91 days or more delinquent as of the last day of the preceding Collection Period; and

                      (ix) the Net Losses with respect to the preceding Collection Period.

                  SECTION 4.10. Control of Securities Accounts. Notwithstanding anything else contained herein, the Trust agrees that each of the Collection Account, the Note Payment Account and the Reserve Account will only be established at an Eligible Institution that agrees substantially as follows: (i) it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) relating to such accounts issued by the Indenture Trustee without further consent by the Trust; (ii) until the termination of the Indenture, it will not enter into any other agreement relating to any such account pursuant to which it agrees to comply with entitlement orders of any Person other than the Indenture Trustee; and (iii) all assets delivered or credited to it in connection with such accounts and all investments thereof will be promptly credited to such accounts.

                  SECTION 4.11.  Policy Matters.

                  (a) The Indenture Trustee hereby agrees on behalf of the Noteholders (and each Noteholder, by its acceptance of its Notes, hereby agrees) for the benefit of the Insurer that the Indenture Trustee shall recognize that to the extent the Insurer makes a payment under the Policy, either directly or indirectly (as by paying through the Indenture Trustee), to the Noteholders, the Insurer will be entitled to be subrogated to the rights of the Noteholders to the extent of such payment made under the Policy. Any rights of subrogation acquired by the Insurer as a result of any payment made under the Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Indenture Trustee on account of payments due under the Notes.

                  (b) The Owner Trustee hereby agrees on behalf of the Certificateholders (and each Certificateholder, by its acceptance of its Certificates, hereby agrees) for the benefit of the Insurer that the Indenture Trustee shall recognize that to the extent the Insurer makes a payment under the Policy, either directly or indirectly (as by paying through the Indenture Trustee), to the Certificateholders, the Insurer will be entitled to be subrogated to the rights of the Certificateholders to the extent of such payment made under the Policy. Any rights of subrogation acquired by the Insurer as a result of any payment made under the Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the Indenture Trustee on account of payments due under the Certificates.

                  (c) The Indenture Trustee, for itself and on behalf of the Noteholders, hereby agrees that the Insurer may at any time during the continuation of any proceeding relating to a Final Order direct all matters relating to such Final Order, including, without limitation, the direction of any appeal of any order relating to such Final Order and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer shall be subrogated, to the extent of any payments made under the Policy, to the rights of CarMax, the Servicer, the Seller, the Trust, the Indenture Trustee and the Noteholders in the conduct of any preference claim, including, without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim.

                  (d) The Owner Trustee, for itself and on behalf of the Certificateholders, hereby agrees that the Insurer may at any time during the continuation of any proceeding relating to a Final Order direct all matters relating to such Final Order, including, without limitation, the direction of any appeal of any order relating to such Final Order and the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Insurer shall be subrogated, to the extent of any payments made under the Policy, to the rights of CarMax, the Servicer, the Seller, the Trust, the Owner Trustee and the Certificateholders in the conduct of any preference claim, including, without limitation, all rights of any party to any adversarial proceeding or action with respect to any court order issued in connection with any such preference claim.


                                    ARTICLE V
                                   [RESERVED]


                                   ARTICLE VI
                                   THE SELLER

                  SECTION 6.1. Representations and Warranties of Seller. The Seller makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

                  (a) Organization and Good Standing. The Seller has been duly organized and is validly existing as a limited liability company in good standing under the laws of the Commonwealth of Virginia, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted, and has the power, authority and legal right to acquire, own and sell the Contracts.

                  (b) Due Qualification. The Seller is duly qualified to do business as a foreign limited liability company in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Seller, materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Contracts, the Notes or the Certificates.

                  (c) Power and Authority. The Seller has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party. The Seller has the power and authority to sell, assign, transfer and convey the property to be transferred to and deposited with the Trust and has duly authorized such transfer and deposit by all necessary limited liability company action, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Seller is a party have been duly authorized by the Seller by all necessary limited liability company action.

                  (d) Valid Transfer; Binding Obligation. This Agreement effects a valid sale, transfer, assignment and conveyance to the Trust of the Contracts and the other Trust Property enforceable against creditors of and purchasers from the Seller. This Agreement and the other Transaction Documents to which the Seller is a party constitute legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (e) No Violation. The execution, delivery and performance by the Seller of this Agreement and the other Transaction Documents to which the Seller is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the articles of organization or operating agreement of the Seller or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Seller is a party or by which the Seller is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to this Agreement), or violate any law, order, rule or regulation applicable to the Seller or its properties of any federal or state regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Seller or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Seller, threatened, against the Seller before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, the Indenture, the

Trust Agreement, any of the other Transaction Documents, the Notes or the Certificates, (ii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indenture, the Trust Agreement or any of the other Transaction Documents, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller, would materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Contracts, the Notes or the Certificates, or (iv) that, in the reasonable judgment of the Seller, would adversely affect the federal or Applicable Tax State income, excise, franchise or similar tax attributes of the Notes or the Certificates.

                  SECTION 6.2.  Liability of Seller; Indemnities.

                  (a) The Seller shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Seller under this Agreement.

                  (b) The Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to, and as of the date of, the transfer of the Contracts to the Trust or the issuance and original sale of the Notes or the Certificates, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to ownership of the Contracts or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

                  (c) The Seller shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders and the Certificateholders from and against any loss, liability or expense incurred by reason of (i) the Seller's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party and (ii) the Seller's violation of federal or state securities laws in connection with the registration or the sale of the Notes or the Certificates.

                  (d) The Seller shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with

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the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (iv) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

                  (e) The Seller shall pay any and all taxes levied or assessed upon all or any part of the Owner Trust Estate.

                  Indemnification under this Section 6.2 shall survive the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Seller shall have made any indemnity payments pursuant to this Section 6.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Seller, without interest.

                  SECTION 6.3. Merger or Consolidation of, or Assumption of the Obligations of, Seller. Any Person (i) into which the Seller shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Seller shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Seller, which Person in any of the foregoing cases executes an agreement of assumption to perform every obligation of the Seller under this Agreement, shall be the successor to the Seller under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this Section 6.3 and (y) the Seller shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Contracts and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Seller shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 6.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses
(x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

                  SECTION 6.4.  Limitation on Liability of Seller and Others.

                  (a) Neither the Seller nor any of the directors, officer, employees or agents of the Seller shall be under any liability to the Trust, the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Seller or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of duties under this Agreement (except for errors in judgment). The Seller, and its directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

                  (b) The Seller shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement and that in its opinion may involve it in any expense or liability.

                  SECTION 6.5. Seller May Own Notes or Certificates. The Seller, and any Affiliate of the Seller, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Seller or an Affiliate of the Seller, except as otherwise expressly provided herein (including in the definitions of "Note Balance" and "Certificate Balance") or in the other Transaction Documents. Except as otherwise expressly provided herein (including the definition of "Certificate Balance" and "Note Balance") or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Seller or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Notes and the Certificates.


                                   ARTICLE VII
                                  THE SERVICER

                  SECTION 7.1. Representations and Warranties of Servicer. The Servicer makes the following representations and warranties on which the Trust shall be deemed to have relied in accepting the Trust Property. The representations and warranties speak as of the execution and delivery of this Agreement and shall survive the sale, transfer, assignment and conveyance of the Trust Property to the Trust pursuant to this Agreement and the pledge of the Trust Property to the Indenture Trustee pursuant to the Indenture:

                  (a) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the state of its incorporation, has the power, authority and legal right to own its properties and to conduct its business as such properties are currently owned and such business is currently conducted and has the power, authority and legal right to acquire, own, sell and service the Contracts and to hold the Contract Files as custodian on behalf of the Trust.

                  (b) Due Qualification. The Servicer is duly qualified to do business as a foreign corporation in good standing and has obtained all necessary licenses and approvals in each jurisdiction in which the failure to so qualify or to obtain such licenses and approvals would, in the reasonable judgment of the Seller, materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement, the Indenture, the Trust Agreement, any of the other Transaction Documents, the Contracts, the Notes or the Certificates.

                  (c) Power and Authority. The Servicer has the power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party, and the execution, delivery and performance of this Agreement and the other Transaction Documents to which the Servicer is a party have been duly authorized by the Servicer by all necessary corporate action.

                  (d) Binding Obligation. This Agreement and the other Transaction Documents to which the Servicer is a party constitute legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with their terms, subject, as to enforceability, to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation and other similar laws and to general equitable principles.

                  (e) No Violation. The execution, delivery and performance by the Servicer of this Agreement and the other Transaction Documents to which the Servicer is a party, the consummation of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof will not conflict with, result in a breach of any of the material terms and provisions of or constitute (with or without notice or lapse of time or both) a default under the articles of incorporation or bylaws of the Servicer or any material indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which the Servicer is bound or to which any of its properties are subject, or result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or violate any law, order, rule or regulation applicable to the Servicer or its properties of any federal or state regulatory body, court, administrative agency or other governmental instrumentality having jurisdiction over the Servicer or any of its properties.

                  (f) No Proceedings. There are no proceedings or investigations pending, or, to the knowledge of the Servicer, threatened, against the Servicer before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the Servicer or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that, in the reasonable judgment of the Servicer would materially and adversely affect the performance by the Servicer of its obligations under, or the validity or enforceability of, this Agreement or the Contracts.

                  SECTION 7.2.  Liability of Servicer; Indemnities.

                  (a) The Servicer shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Servicer under this Agreement.

                  (b) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the use, ownership or operation by the Servicer or any Affiliate of the Servicer of a Financed Vehicle.

                  (c) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee and the Indenture Trustee from and against any taxes that may at any time be asserted against any such Person with respect to the transactions contemplated in this Agreement or the other Transaction Documents, including any sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but, in the case of the Trust, not including any taxes asserted with respect to, and as of the date of, the transfer of the Contracts to the Trust or the issuance and original sale of the Notes or the Certificates or asserted with respect to ownership of the Contracts or federal or other Applicable Tax State income taxes arising out of the transactions contemplated by this Agreement and the other Transaction Documents), and all costs and expenses in defending against such taxes.

                  (d) The Servicer shall indemnify, defend and hold harmless the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Certificateholders and the Seller from and against any loss, liability or expense incurred by reason of (i) the Servicer's willful misfeasance, bad faith or gross negligence in the performance of its duties under this Agreement or any other Transaction Document to which it is a party or by reason of a reckless disregard of its obligations and duties under this Agreement or any other Transaction Document to which it is a party.

                  (e) The Servicer shall indemnify, defend and hold harmless the Owner Trustee and the Indenture Trustee and their respective officers, directors, employees and agents from and against all costs, expenses, losses, claims, damages and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties contained herein and in the Trust Agreement, in the case of the Owner Trustee, and in the Indenture, in the case of the Indenture Trustee, except to the extent that such cost, expense, loss, claim, damage or liability (i) shall be due to the willful misfeasance, bad faith or gross negligence (except for errors in judgment) of the Owner Trustee or the Indenture Trustee, as applicable, (ii) in the case of the Owner Trustee, shall arise from the breach by the Owner Trustee of any of its representations or warranties set forth in the Trust Agreement, (iii) in the case of the Indenture Trustee, shall arise from the breach by the Indenture Trustee of any of its representations and warranties set forth in the Indenture or (iv) relates to any tax other than the taxes with respect to which either the Seller or the Servicer shall be required to indemnify the Owner Trustee or the Indenture Trustee, as applicable.

                  (f) For purposes of this Section 7.2, in the event of a termination of the rights and obligations of CarMax (or any successor Servicer) as Servicer pursuant to Section 8.1 or a resignation by CarMax (or any successor Servicer) as Servicer pursuant to Section 7.5, CarMax (or any successor Servicer) shall be deemed to be the Servicer pending appointment of a successor Servicer (other than the Indenture Trustee) pursuant to Section 8.2. Indemnification under this Section 7.2 by CarMax (or any successor Servicer) as Servicer, with respect to the period such Person was (or was deemed to be) the Servicer, shall survive the termination of such Person as Servicer or a resignation by such Person as Servicer as well as the resignation or removal of the Owner Trustee or the Indenture Trustee and the termination of this Agreement and shall include reasonable fees and expenses of counsel and expenses of litigation. If the Servicer shall have made any indemnity payments pursuant to this Section 7.2 and the Person to or on behalf of whom such payments are made thereafter shall collect any of such amounts from others, such Person shall promptly repay such amounts to the Servicer, without interest.

                  SECTION 7.3. Merger or Consolidation of, or Assumption of the Obligations of, Servicer. Any Person (i) into which the Servicer shall be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which the Servicer shall be a party or (iii) that shall succeed by purchase and assumption to all or substantially all of the business of the Servicer, which Person in any of the foregoing cases is an Eligible Servicer and executes an agreement of assumption to perform every obligation of the Servicer under this Agreement, shall be the successor to the Servicer under this Agreement without the execution or filing of any other document or any further act on the part of any of the parties to this Agreement; provided, however, that (x) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Officer's Certificate and an Opinion of Counsel each stating that such merger, conversion, consolidation or succession and such agreement of assumption comply with this
Section 7.3 and (y) the Servicer shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel either (A) stating that, in the opinion of such counsel, all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to fully preserve and protect the interest of the Trust and the Indenture Trustee, respectively, in the Contracts and the other Trust Property, and reciting the details of such filings, or (B) stating that, in the opinion of such counsel, no such action shall be necessary to fully preserve and protect such interest. The Servicer shall provide notice of any merger, conversion, consolidation or succession pursuant to this Section 7.3 to the Rating Agencies. Notwithstanding anything herein to the contrary, the execution of the foregoing agreement of assumption and compliance with clauses (x) and (y) above shall be conditions to the consummation of the transactions referred to in clauses (i), (ii) and (iii) above.

                  SECTION 7.4.  Limitation on Liability of Servicer and Others.

                  (a) Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Trust, the Noteholders or the Certificateholders for any action taken or for refraining from the taking of any action pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the Servicer or any such Person against any liability that would otherwise be imposed by reason of willful misfeasance or bad faith in the performance of duties or by reason of reckless disregard of obligations and duties under this Agreement, or by reason of negligence in the performance of duties under this Agreement (except for errors in judgment). The Servicer, and its directors, officers, employees and agents, may rely in good faith on the advice of counsel or on any document of any kind prima facie properly executed and submitted by any Person in respect of any matters arising under this Agreement.

                  (b) The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its duties to service the Contracts in accordance with this Agreement and that in its opinion may involve it in any expense or liability; provided, however, that the Servicer may undertake any reasonable action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties to this Agreement and the interests of the Noteholders and the Certificateholders under this Agreement. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Servicer.

                  SECTION 7.5. Servicer Not to Resign. Subject to the provisions of Section 7.3, the Servicer shall not resign from its obligations and duties under this Agreement except upon a determination that the performance of its duties is no longer permissible under applicable law. Any such determination permitting the resignation of the Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Owner Trustee and the Indenture Trustee. No such resignation shall become effective until the Indenture Trustee or a successor Servicer shall have (i) assumed the obligations and duties of the Servicer in accordance with Section 8.2 and (ii) become the Administrator under the Administration Agreement pursuant to Section 8 thereof.

                  SECTION 7.6. Servicer May Own Notes or Certificates. The Servicer, and any Affiliate of the Servicer, may, in its individual or any other capacity, become the owner or pledgee of Notes or Certificates with the same rights as it would have if it were not the Servicer or an Affiliate of the Servicer, except as otherwise expressly provided herein (including in the definitions of "Note Balance" and "Certificate Balance") or in the other Transaction Documents. Except as otherwise expressly provided herein (including in the definitions of "Note Balance" and "Certificate Balance") or in the other Transaction Documents, Notes and Certificates so owned by or pledged to the Servicer or such Affiliate shall have an equal and proportionate benefit under the provisions of this Agreement and the other Transaction Documents, without preference, priority or distinction as among the Notes and the Certificates.


                                  ARTICLE VIII
                              SERVICING TERMINATION

                  SECTION 8.1.  Events of Servicing Termination.

                  (a) The occurrence of any one of the following events shall constitute an event of servicing termination hereunder (each, an "Event of Servicing Termination"):

                       (i) any failure by the Servicer to deliver to the Owner Trustee or the Indenture Trustee the Servicer's Certificate for any Collection Period, which failure shall continue unremedied beyond the earlier of three (3) Business Days following the date such Servicer's Certificate was required to be delivered and the related Payment Date, or any failure by the Servicer to make any required payment or deposit under this Agreement, which failure shall continue unremedied beyond the earlier of five (5) Business Days following the date such payment or deposit was due and, in the case of a payment or deposit to be made no later than a Payment Date, such Payment Date; or

                      (ii) any failure by the Servicer duly to observe or perform in any material respect any other covenant or agreement in this Agreement, which failure shall materially and adversely affect the rights of the Noteholders or the Certificateholders and shall continue unremedied for a period of sixty (60) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner Trustee, the Indenture Trustee or the Insurer or to the Owner Trustee, the Indenture Trustee, the Seller and the Servicer by the Holders of Notes evidencing not less than 25% of the Note Balance or, if the Notes have been paid in full, by the Holders of Certificates evidencing not less than 25% of the Certificate Balance; or

                     (iii) any representation or warranty of the Servicer made in this Agreement or in any certificate delivered pursuant hereto or in connection herewith, other than any representation and warranty relating to a Contract that has been purchased by the Servicer, proving to have been incorrect in any material respect as of the time when the same shall have been made, and the circumstance or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or otherwise cured for a period of thirty (30) days after the date on which written notice of such circumstance or condition, requiring the same to be eliminated or cured, shall have been given to the Servicer by the Indenture Trustee, the Owner Trustee or the Insurer or to the Servicer, the Indenture Trustee and the Owner Trustee by the Holders of Notes evidencing not less than 25% of the Note Balance or, if the Notes have been paid in full, by the Holders of Certificates evidencing not less than 25% of the Certificate Balance; or

                      (iv) the entry of a decree or order by a court or agency or supervisory authority of competent jurisdiction for the appointment of a conservator, receiver, liquidator or trustee for the Seller or the Servicer in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding, or for the winding up or liquidation of its affairs, which decree or order continues unstayed and in effect for a period of sixty (60) consecutive days; or

                           (v) the consent by the Seller or the Servicer to the appointment of a conservator, receiver, liquidator or trustee in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding of or relating to the Seller or the Servicer or relating to substantially all of its property, the admission in writing by the Seller or the Servicer of its inability to pay its debts generally as they become due, the filing by the Seller or the Servicer of a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, the making by the Seller or the Servicer of an assignment for the benefit of its creditors or the voluntary suspension by the Seller or the Servicer of payment of its obligations; or

                      (vi) the failure by the Servicer to be an Eligible
         Servicer.

                  If an Event of Servicing Termination shall have occurred, then, and in each and every case and for so long as such Event of Servicing Termination shall not have been remedied, the Indenture Trustee or the Owner

Trustee, upon direction to do so by the Insurer, unless an Insurer Default shall have occurred and be continuing, or the Holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Owner Trustee or the Holders of Certificates evidencing not less than 51% of the Certificate Balance, by notice then given in writing to the Servicer (with a copy to the Indenture Trustee and the Owner Trustee if given by the Noteholders or the Certificateholders), may terminate all of the rights and obligations of the Servicer under this Agreement. On or after the receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Notes, the Certificates, the Trust Property or otherwise, shall pass to and be vested in the Indenture Trustee or a successor Servicer appointed under Section 8.2 and, without limitation, the Indenture Trustee and the Owner Trustee shall be authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Contract Files, the certificates of title to the Financed Vehicles or otherwise. The Servicer shall cooperate with the Indenture Trustee, the Owner Trustee and such successor Servicer in effecting the termination of its responsibilities and rights as Servicer under this Agreement, including the transfer to the Indenture Trustee or such successor Servicer for administration of all cash amounts that are at the time held by the Servicer for deposit or thereafter shall be received with respect to a Contract, all Contract Files and all information or documents that the Indenture Trustee or such successor Servicer may require. In addition, the Servicer shall transfer its electronic records relating to the Contracts to the successor Servicer in such electronic form as the successor Servicer may reasonably request. All reasonable costs and expenses incurred by the successor Servicer, including allowable compensation of employees and overhead costs, in connection with the transfer of servicing shall be paid by the outgoing Servicer (or by the initial Servicer if the outgoing Servicer is the Indenture Trustee acting on an interim basis) upon presentation of reasonable documentation of such costs and expenses.

                  (b) The Indenture Trustee and the Owner Trustee shall have no obligation to notify the Noteholders, the Certificateholders or any other Person of the occurrence of any event specified in Section 8.1(a) prior to the continuance of such event through the end of any cure period specified in
Section 8.1(a).

                  SECTION 8.2. Indenture Trustee to Act; Appointment of Successor Servicer. Upon the resignation of the Servicer pursuant to Section 7.5 or the termination of the Servicer pursuant to Section 8.1, the Indenture Trustee shall be the successor in all respects to the Servicer in its capacity as Servicer under this Agreement and shall be subject to all the obligations and duties placed on the Servicer by the terms and provisions of this Agreement. As compensation therefor, the Indenture Trustee shall be entitled to such compensation (whether payable out of the Collection Account or otherwise) as the Servicer would have been entitled to under this Agreement if no such resignation or termination had occurred, except that all collections on or in respect of the Contracts shall be deposited in the Collection Account within two (2) Business Days of receipt and shall not be retained by the Servicer. Notwithstanding the above, the Indenture Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, an Eligible Servicer as the successor to the terminated Servicer under this Agreement, subject to the approval of the Insurer, unless an Insurer Default shall have occurred and be continuing. In connection with such appointment, the Indenture Trustee may make such arrangements for the compensation of such successor Servicer out of collections on or in respect of the Contracts as it and such successor shall agree, which, in no event, shall be greater than that payable to CarMax as Servicer hereunder. The Indenture Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. The Indenture Trustee shall not be relieved of its duties as successor Servicer under this Section 8.2 until a newly appointed Servicer shall have assumed the obligations and duties of the terminated Servicer under this Agreement.

                  SECTION 8.3.  Effect of Servicing Transfer.

                  (a) After a transfer of servicing hereunder, the Indenture Trustee or successor Servicer shall notify the Obligors to make directly to the successor Servicer payments that are due under the Contracts after the effective date of such transfer.

                  (b) Except as provided in Section 8.2, after a transfer of servicing hereunder, the outgoing Servicer shall have no further obligations with respect to the administration, servicing, custody or collection of the Contracts and the successor Servicer shall have all of such obligations, except that the outgoing Servicer will transmit or cause to be transmitted directly to the successor Servicer for its own account, promptly on receipt and in the same form in which received, any amounts or items held by the outgoing Servicer (properly endorsed where required for the successor Servicer to collect any such items) received as payments upon or otherwise in connection with the Contracts.

                  (c) Any successor Servicer shall provide the Seller and the Insurer with access to the Contract Files and to the successor Servicer's records (whether written or automated) with respect to the Contract Files. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the successor Servicer. Nothing in this Section 8.3 shall affect the obligation of the successor Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 8.3.

                  SECTION 8.4. Notification to Noteholders and
Certificateholders. Upon any notice of an Event of Servicing Termination or upon any termination of, or any appointment of a successor to, the Servicer pursuant to this Article VIII, the Indenture Trustee shall give prompt written notice thereof to the Noteholders and the Owner Trustee shall give prompt written notice thereof to the Certificateholders and to the Rating Agencies.

                  SECTION 8.5. Waiver of Past Events of Servicing Termination. The Holders of Notes evidencing not less than 51% of the Note Balance or, if the Notes have been paid in full, the Holders of Certificates evidencing not less than 51% of the Certificate Balance may, on behalf of all Noteholders and Certificateholders, as applicable, waive any Event of Servicing Termination and its consequences, except an event resulting from the failure to make any required deposits to or payments from the Collection Account, the Note Payment Account, the Certificate Payment Account, or the Reserve Account in accordance with this Agreement; provided, however, that no Event of Servicing Termination shall be waived without the consent of the Insurer if such waiver would reasonably be expected to have a material adverse effect upon the rights of the Insurer; and, provided further, that the Insurer, if no Insurer Default shall have occurred and be continuing, in its discretion may waive any Event of Servicing Termination. Upon any such waiver of an Event of Servicing Termination, such event shall cease to exist, and shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other event or impair any right arising therefrom, except to the extent expressly so waived.

                                   ARTICLE IX
                                   TERMINATION

                  SECTION 9.1.  Optional Purchase of All Contracts.

                  (a) If, as of the last day of any Collection Period, the Pool Balance shall be less than or equal to 10% of the Initial Pool Balance, the Servicer shall have the option to purchase on the following Payment Date the Owner Trust Estate, other than the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account. To exercise such option, the Servicer shall notify the Owner Trustee, the Indenture Trustee and the Insurer no later than twenty days prior to the Payment Date on which such repurchase is to be effected and shall deposit into the Collection Account on such Payment Date an amount equal to the aggregate Purchase Amount for the Contracts, plus the appraised value of any other Trust Property, other than the Collection Account, the Note Payment Account, the Certificate Payment Account or the Reserve Account, such value to be determined by an appraiser mutually agreed upon by the Servicer, the Owner Trustee, the Indenture Trustee and the Insurer; provided, however, that the Servicer shall not be permitted to exercise such option unless the amount to be deposited in the Collection Account pursuant to this Section 9.1(a) is at least equal to the sum of the Note Balance plus all accrued but unpaid interest (including any overdue interest) on the Notes plus the Certificate Balance plus all accrued but unpaid interest (including any overdue interest) on the Certificates plus all amounts due the Insurer under the Insurance Agreement and the Policy. Upon such payment, the Servicer shall succeed to and own all interests in and to the Trust. The Purchase Amount for such Payment Date, plus, to the extent necessary, all amounts in the Reserve Account, shall be used to make payments in full to the Noteholders, the Certificateholders and the Insurer in the manner set forth in Article IV.

                  (b) If, at the time the Servicer exercises its purchase option hereunder, the Servicer's long-term unsecured debt has a rating lower than investment grade by the Rating Agencies, the Servicer shall deliver to the Owner Trustee and the Indenture Trustee on such Payment Date (i) a letter from an Independent investment bank or an Independent public accountant to the effect that the price paid by the Servicer for the Contracts at the time of transfer pursuant to such purchase option represented a fair market price for such Contracts or (ii) a letter from the Rating Agencies to the effect that no such letter is required.

                  (c) Following the satisfaction and discharge of the Indenture and the payment in full of the principal of and interest on the Notes, the Certificateholders shall succeed to the rights of the Noteholders hereunder and the Indenture Trustee shall continue to carry out its obligations hereunder with respect to the Certificateholders, including, without limitation, making distributions from the Collection Account in accordance with Section 4.6(d) and making withdrawals from the Reserve Account in accordance with Sections 4.6(b) and 4.7.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

                  SECTION 10.1.  Amendment.

                  (a) This Agreement may be amended from time to time by the Seller, the Servicer and the Owner Trustee, with the consent of the Indenture Trustee, but without the consent of any of the Noteholders or the Certificateholders, to cure any ambiguity, to correct or supplement any provision in this Agreement that may be inconsistent with any other provisions in this Agreement or any offering document used in connection with the initial offer and sale of the Notes or Certificates or to add, change or eliminate any other provisions with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this Agreement; provided, however, that such amendment shall not, as evidenced by an Opinion of Counsel delivered to the Owner Trustee, the Indenture Trustee and the Insurer, materially and adversely affect the interests of any Noteholder or any Certificateholder. Any such amendment shall be deemed not to materially and adversely affect the interests of any Noteholder or Certificateholder if the Rating Agency Condition is satisfied or the Person requesting the amendment obtains an Opinion of Counsel satisfactory to the Indenture Trustee and the Owner Trustee to that effect.

                  (b) This Agreement may also be amended from time to time by the Seller, the Servicer and the Owner Trustee, with the consent of the Indenture Trustee, the consent of the Holders of Notes evidencing not less than 51% of the Note Balance and the consent of the Holders of Certificates evidencing not less than 51% of the Certificate Balance, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement, or of modifying in any manner the rights of the Noteholders or the Certificateholders; provided, however, that no such amendment shall (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, or change the allocation or priority of, collections on or in respect of the Contracts or distributions that are required to be made for the benefit of the Noteholders or the Certificateholders or change the Note Rate applicable to any class of Notes, the Certificate Rate or the Required Reserve Account Amount, without the consent of all adversely affected Noteholders or

Certificateholders, (ii) reduce the percentage required to consent to any such amendment, without the consent of the Holders of all Notes and Certificates affected thereby or (iii) adversely affect the rating of any class of Notes or the Certificates by the Rating Agencies without the consent of the Holders of Notes evidencing not less than 66-2/3% of the aggregate outstanding principal balance of the Notes of such class or the Holders of Certificates evidencing not less than 66 2/3% of the Certificate Balance, as applicable.

                  (c) Prior to the execution of any amendment or consent pursuant to Section 10.1(b), the Servicer shall provide written notification of the substance of such amendment or consent to each Rating Agency and the Insurer. No amendment to this Agreement shall be effective without the consent of the Insurer, unless an Insurer Default shall have occurred and be continuing, if such proposed amendment would reasonably be expected to have a material adverse effect upon the rights of the Insurer.

                  (d) Promptly after the execution of any amendment or consent pursuant to Section 10.1(b), the Owner Trustee shall furnish written notification of the substance of such amendment or consent to each Certificateholder, the Indenture Trustee and each of the Rating Agencies. It shall not be necessary for the consent of the Noteholders or the Certificateholders pursuant to Section 10.1(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of the Noteholders and the Certificateholders provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Noteholders and the Certificateholders shall be subject to such reasonable requirements as the Owner Trustee and the Indenture Trustee may prescribe.

                  (e) Prior to the execution of any amendment pursuant to
Section 10.1, the Owner Trustee and the Indenture Trustee shall be entitled to receive and rely upon (i) an Opinion of Counsel stating that the execution of such amendment (A) is authorized or permitted by this Agreement, (B) will not materially adversely affect the federal or any Applicable Tax State income or franchise taxation of any Outstanding Note or Certificate or any Holder thereof and (C) will not cause the Trust to be taxable as a corporation for federal or any Applicable Tax State income or franchise tax purposes and (ii) an Officer's Certificate of the Servicer that all conditions precedent provided for in this Agreement to the execution of such amendment have been complied with. The Owner Trustee or the Indenture Trustee may, but shall not be obligated to, enter into

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

any such amendment which affects such Owner Trustee's or Indenture Trustee's own rights, duties or immunities under this Agreement or otherwise.

                  SECTION 10.2.  Protection of Title to Trust.
                  (a) The Seller or the Servicer, or both, shall execute and file such financing statements and cause to be executed and filed such continuation statements, all in such manner and in such places as may be required by law fully to preserve, maintain and protect the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Contracts and the proceeds thereof. The Seller or the Servicer, or both, shall deliver (or cause to be delivered) to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document filed as provided above as soon as available following such filing.

                  (b) Neither the Seller nor the Servicer shall change its name, identity or corporate structure in any manner that would make any financing statement or continuation statement filed by the Seller or the Servicer in accordance with Section 10.2(a) seriously misleading within the meaning of
Section 9-402(7) of the Relevant UCC, unless it shall have given the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice thereof and shall have promptly filed such amendments to previously filed financing statements or continuation statements or such new financing statements as may be necessary to continue the perfection of the interest of the Trust and the Indenture Trustee for the benefit of the Noteholders in the Contracts and the proceeds thereof.

                  (c) The Seller and the Servicer shall give the Owner Trustee and the Indenture Trustee at least sixty (60) days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the Relevant UCC would require the filing of any amendment to any previously filed financing statement or continuation statement or of any new financing statement and shall promptly file any such amendment, continuation statement or any new financing statement. The Servicer shall at all times maintain each office from which it shall service Contracts, and its principal executive office, within the United States of America.

                  (d) The Servicer shall maintain accounts and records as to each Contract accurately and in sufficient detail to permit (i) the reader thereof to know at any time the status of such Contract, including payments and recoveries made and payments owing (and the nature of each) and (ii) reconciliation between payments or recoveries on (or with respect to) each Contract and the amounts from time to time deposited in the Collection Account and the Reserve Account in respect of such Contract.

                  (e) The Servicer shall maintain its computer systems so that, from and after the time of the transfer of the Contracts to the Trust pursuant to this Agreement, the Servicer's master computer records (including any back-up archives) that refer to a Contract shall indicate clearly the interest of the Trust and the Indenture Trustee in such Contract and that such Contract is owned by the Trust and has been pledged to the Indenture Trustee pursuant to the Indenture. Indication of the Trust's and the Indenture Trustee's interest in a Contract shall be deleted from or modified on the Servicer's computer systems when, and only when, such Contract shall have been paid in full or repurchased by the Seller or purchased by the Servicer.

                  (f) If at any time the Seller or the Servicer shall propose to sell, grant a security interest in or otherwise transfer any interest in any motor vehicle retail installment sale contract to any prospective purchaser, lender or other transferee, the Servicer shall give to such prospective purchaser, lender or other transferee computer tapes, compact disks, records or print-outs (including any restored from back-up archives) that, if they shall refer in any manner whatsoever to any Contract, shall indicate clearly that such Contract has been sold and is owned by the Trust and has been pledged to the Indenture Trustee (unless such Contract has been paid in full or repurchased by the Seller or purchased by the Servicer).

                  (g) The Servicer shall permit the Owner Trustee, the Indenture Trustee and their respective agents at any time during normal business hours to inspect, audit and make copies of and abstracts from the Servicer's records regarding any Contract.

                  (h) Upon request, the Servicer shall furnish to the Owner Trustee and the Indenture Trustee, within ten (10) Business Days, a list of all Contracts (by contract number and name of Obligor) then held as part of the Trust, together with a reconciliation of such list to the Contract Schedule and to each of the Servicer's Certificates furnished before such request indicating removal of Contracts from the Trust.

                  (i) The Servicer shall deliver to the Owner Trustee and the Indenture Trustee:

                                (1) promptly after the execution and delivery of
                  each amendment to any financing statement, an Opinion of Counsel either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest; and

                                (2) within ninety (90) days after the beginning
                  of each calendar year (beginning with the year 2000), an Opinion of Counsel, dated as of a date during such 90-day period, either (A) stating that, in the opinion of such Counsel, all financing statements and continuation statements have been executed and filed that are necessary fully to preserve and protect the interest of the Trust and the Indenture Trustee in the Contracts, and reciting the details of such filings or referring to prior Opinions of Counsel in which such details are given, or (B) stating that, in the opinion of such Counsel, no such action shall be necessary to preserve and protect such interest.

                  Each Opinion of Counsel referred to in clause (i)(1) or (i)(2) above shall specify any action necessary (as of the date of such opinion) to be taken in the following year to preserve and protect such interest.

                  (j) The Seller shall, to the extent required by applicable law, cause the Notes to be registered with the Commission pursuant to Section 12(b) or Section 12(g) of the Exchange Act within the time periods specified in such sections.

                  SECTION 10.3. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws.

                  SECTION 10.4. Notices. All demands, notices and other communications under this Agreement shall be in writing, personally delivered, sent by telecopier, overnight courier or mailed by certified mail, return receipt requested, and shall be deemed to have been duly given upon receipt (i) in the case of the Seller, at the following address: 4900 Cox Road, Glen Allen, Virginia 23060, Suite [__] Attention: Treasury Department,(ii) in the case of the Servicer, at the following address: 4900 Cox Road, Glen Allen, Virginia 23060, Attention: Treasury Department, (iii) in the case of the Owner Trustee, at the related Corporate Trust Office, (iv) in the case of the Indenture Trustee, at the related Corporate Trust Office, (v) in the case of Moody's, at the following address: Moody's Investors Service, Inc., ABS Monitoring Department, 99 Church Street, New York, New York 10007, and (vi) in the case of Standard & Poor's, at the following address: Standard & Poor's, a division of

The McGraw-Hill Companies, Inc., 55 Water Street, New York, New York 10041,
Attention: Asset Backed Surveillance Department, and (vi) in the case of the Insurer, at the following address: MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management, Structured Finance.

                  SECTION 10.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, or of the Notes or the Certificates, or the rights of the Holders thereof.

                  SECTION 10.6. Assignment. Notwithstanding anything to the contrary contained herein, except as provided in Sections 7.3 and 8.2 and as provided in the provisions of this Agreement concerning the resignation of the Servicer, this Agreement may not be assigned by the Seller or the Servicer without the prior written consent of the Owner Trustee, the Indenture Trustee, the Holders of Notes evidencing not less than 66-2/3% of the Note Balance and the Holders of Certificates evidencing not less than 66-2/3% of the Certificate Balance.

                  SECTION 10.7. Further Assurances. The Seller and the Servicer agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Owner Trustee or the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, the execution of any financing statements or continuation statements relating to the Contracts for filing under the provisions of the Relevant UCC of any applicable jurisdiction.

                  SECTION 10.8. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Owner Trustee, the Indenture Trustee, the Noteholders or the Certificateholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in this Agreement are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

                  SECTION 10.9. Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Noteholders, the Certificateholders, the Insurer and their respective successors and permitted assigns. Except as otherwise provided in this Article X, no other Person shall have any right or obligation hereunder. The parties hereto hereby acknowledge and consent to the pledge of this Agreement by the Trust to the Indenture Trustee for the benefit of the Noteholders pursuant to the Indenture.

                  SECTION 10.10.  Actions by Noteholder or Certificateholders.

                  (a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by the Noteholders or the Certificateholders, such action, notice or instruction may be taken or given by any Noteholder or any Certificateholder, as applicable, unless such provision requires a specific percentage of the Noteholders or the Certificateholders.

                  (b) Any request, demand, authorization, direction, notice, consent, waiver or other act by a Noteholder or a Certificateholder shall bind such Noteholder or Certificateholder and every subsequent Holder of such Note or Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Servicer in reliance thereon, whether or not notation of such action is made upon such Note or Certificate.

                  SECTION 10.11. Counterparts. For the purpose of facilitating the execution of this Agreement and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute but one and the same instrument.

                  SECTION 10.12. Agent for Service. The agent for service of the Seller and the Servicer in respect of this Agreement shall be [_____________], CarMax Auto Superstores, Inc., 4900 Cox Road, Glen Allen, Virginia 23060.

                  SECTION 10.13. No Bankruptcy Petition. The Owner Trustee, the Indenture Trustee, the Trust and the Servicer each covenants and agrees that, prior to the date which is one year and one day after the payment in full of all securities issued by the Seller or by a trust for which the Seller was the depositor, which securities were rated by any nationally recognized statistical rating organization, it will not institute against, or join any other Person in instituting against, the Seller any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other proceedings under any federal or

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state bankruptcy or similar law. This Section 10.13 shall survive the resignation or removal of the Owner Trustee under the Trust Agreement and the Indenture Trustee under the Indenture and shall survive the termination of the Trust Agreement and the Indenture.

                  SECTION 10.14. Limitation of Liability of Owner Trustee and Indenture Trustee.

                  (a) Notwithstanding anything contained herein to the contrary, this Agreement has been countersigned by the Owner Trustee not in its individual capacity but solely in its capacity as Owner Trustee of the Trust, and in no event shall the Owner Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust. For all purposes of this Agreement, in the performance of its duties or obligations hereunder or in the performance of any duties or obligations of the Trust hereunder, the Owner Trustee shall be subject to, and entitled to the benefits of, the terms and provisions of Articles VI, VII and VIII of the Trust Agreement.

                  (b) Notwithstanding anything contained herein to the contrary, this Agreement has been accepted by the Indenture Trustee not in its individual capacity but solely as Indenture Trustee, and in no event shall the Indenture Trustee in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder or in any of the certificates, notices or agreements delivered pursuant hereto, as to all of which recourse shall be had solely to the assets of the Trust.

                  IN WITNESS WHEREOF, the Seller, the Servicer and the Owner Trustee have caused this Agreement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.


                                            CARMAX AUTO RECEIVABLES LLC,
                                            as Seller


                                            By:______________________________
                                               Name:
                                               Title:


                                            CARMAX AUTO SUPERSTORES, INC.,
                                            as Servicer

                                            By:______________________________
                                               Name:
                                               Title:


                                            CARMAX AUTO OWNER TRUST 1999-1

                                            By: FIRST UNION TRUST COMPANY,
                                                NATIONAL ASSOCIATION,
                                                not in its individual capacity
                                                but solely as Owner Trustee


                                            By:______________________________
                                               Name:
                                               Title:


Accepted and agreed:

BANKERS TRUST COMPANY,
not in its individual capacity but
solely as Indenture Trustee


By:______________________________
   Name:
   Title:

                                   Schedule 1
                                Contract Schedule

                                   Schedule 2
                           Location of Contract Files


225 Chastain Meadows Court
Kennesaw, Georgia  30144

                                      -71-